   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY ____, 2000
                                                    REGISTRATION NO. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                   FORM S - 1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 BRAINTECH, INC.
             (Exact name of Registrant as specified in its charter)


             NEVADA                                                                         98-0168932
    -------------------------------          ----------------------------                -------------------
    (State or other Jurisdiction of          (Primary Standard Industrial                 (I.R.S. Employer
    incorporation or organization)            Classification Code Number)                Identification No.)

               930 West First Street, Suite 102, North Vancouver,
                        British Columbia, Canada V7P 3N4
                            Telephone (604) 988-0440
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            National Registered Agent
                         1090 Vermont Avenue, Suite 910
                             Washington, D.C. 20005
                            TELEPHONE (202) 371-8090
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                           Grant Sutherland, Chairman
                                 BrainTech, Inc.
                           1600 - 777 Dunsmuir Street
                           Vancouver, British Columbia
                                     V7Y 1K4
                     Tel: (604) 688-0047 Fax: (604) 688-0094
     Approximate date of commencement of proposed sale to the public:
                As soon as practicable after this registration statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. /x/
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

      If delivery of the prospectus is expected to be made pursuant to Rule
                       434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

------------------------- ------------------- ------------------------- ------------------------- --------------------
 Title of Each Class of                           Proposed Maximum          Proposed Maximum
    Securities to be         Amount to be        Offering Price Per        Aggregate Offering          Amount of
       Registered             Registered              Share(1)                  Price(1)           Registration Fee
------------------------- ------------------- ------------------------- ------------------------- --------------------
Common Shares                 11,095,000               $3.00                  $33,285,500               $8,787
------------------------- ------------------- ------------------------- ------------------------- --------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), shall determine.

                                 BRAINTECH, INC.

Cross Reference Sheet to Item 501(b) of Regulation S-K Showing Location in Prospectus of Information Required by Items of Form S-1


            REGISTRATION STATEMENT ITEM NUMBER                          LOCATION OR CAPTION IN PROSPECTUS
1.   Forepart of Registration Statement and Outside Front    Outside Front Cover Page
     Cover Page of Prospectus
2.   Inside Front and Outside Back Cover Pages of            Inside Front and Outside Back Cover Pages
     Prospectus
3.   Summary Information, Risk Factors                       Prospectus Summary; Risk Factors; Selected Consolidated
                                                             Financial Data;
     Ratio of Earnings to Fixed Changes                      Not applicable
4.   Use of Proceeds                                         Prospectus Summary; Use of Proceeds
5.   Determination of Offering Price                         Risk Factors; Nature of Trading Market; Plan of
                                                             Distribution
6.   Dilution                                                Not Applicable.
7.   Selling Security Holders                                Selling Shareholders
8.   Plan of Distribution                                    Plan of Distribution
9    Description of Securities to be Registered              Description of Capital Stock
10.  Interests of Named Experts and Counsel                  Not applicable
11.  Information with respect to the Registrant
     (a) (1) Description of Business                         Prospectus Summary; Business - The Company
         (2) Description of Property                         Business - Description of Property
         (3) Legal Proceedings                               Business - Legal Proceedings
         (4) Control of Registrant                           Principal Shareholders
         (5) Nature of Trading Market                        Nature of Trading Market
         (6) Exchange Controls and Other Limitations         Enforcement of Civil Liabilities; Description of
             Affecting Security Holders                      Capital Stock
         (7) Taxation                                        Not Applicable
         (8) Selected Financial Data                         Selected Consolidated Financial Data;
         (9) Management's Discussion and Analysis            Management's Discussion and Analysis of Financial
             of Financial Condition and Results              Condition and Results of Operations
             of Operations
         (10)Quantitative and Qualitative                    Not Applicable
             Disclosures about Market Risk
         (11)Directors and Officers of Registrant            Management - Directors, Executive Officers and Key
                                                             Employees
         (12)Compensation of Directors and Officers          Management - Executive Compensation
         (13)Options to Purchase Securities from             Management - Executive Compensation ; Description of
             the Registrant or Subsidiaries                  Capital Stock - Options to Purchase Securities from the
                                                             Company
         (14) Interest of Management in Certain              Certain Transactions
              Transactions
     (b) Financial Statements                                Financial Statements
12.  Disclosure of Commission Position on Indemnification    Not Applicable.
     for Securities Act Liability

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

(Legend printed vertically on cover page)

                  SUBJECT TO COMPLETION, DATED FEBRUARY 4, 2000

PROSPECTUS
                                 BRAINTECH, INC.

                        11,095,000 Shares of Common Stock

This Prospectus relates to the offering of up to an aggregate of 11,095,000 shares of BrainTech, Inc. common stock (the "Shares"), which may be offered from time to time by the persons named in this Prospectus under the heading "Selling Shareholders."

The Selling Shareholders acquired the Shares pursuant to:

     (a) a private placement of 4,400,000 shares, at a price of $0.15 per share, which we conducted in March 1999;
     (b) a private placement of 2,600,000 shares, at a price of $0.15 per share, which we conducted in June 1999;
     (c) private placements of 2,935,000 shares, at a price of $0.15 per share, which we conducted in September and October 1999; and
     (d) a private placement of 1,160,000 shares, at a price of $0.60 per share, which we conducted in December 1999.

The Shares may be offered for sale from time to time by each Selling Shareholder acting as principal for its own account or in brokerage transactions at prevailing market prices or in transactions at negotiated prices. No representation is made that any Shares will or will not be offered for sale. We will not receive any proceeds from the sale of the Shares. It is not possible at the present time to determine the price to the public in any sale of the Shares by the Selling Shareholders and each Selling Shareholder reserves the right to accept or reject, in whole or in part, any proposed purchaser of Shares. Accordingly, the public offering price and the amount of any applicable sales or underwriting discounts or commissions will be determined at the time of such sale by the Selling Shareholders. We will pay all costs, expenses and fees incurred in connection with the registration of the Shares, estimated to be approximately $130,000. However, all selling and other expenses incurred by the Selling Shareholders will be borne by the Selling Shareholders. See "PLAN OF DISTRIBUTION".

Our common shares trade through the OTC Bulletin Board under the symbol "BNTI". See "NATURE OF TRADING MARKET".

FOR A DISCUSSION OF CERTAIN RISKS OF AN INVESTMENT IN THE SHARES OFFERED HEREBY, SEE "RISK FACTORS".

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

                             ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission in Washington D.C. a Registration Statement on Form S-1 under the United States Securities Act of 1933, as amended, with respect to the securities offered hereby. This Prospectus, which is a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which (including the schedules and exhibits) are omitted in accordance with the rules and regulations of the Commission. In addition, we are subject to the reporting requirements of the Securities and Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, file reports, including annual reports on Form 10-KSB, and other information with the Commission. The Registration Statements and the schedules and exhibits thereto and the reports and other information we have filed with the Commission under the Exchange Act may be inspected and copied by the public at the Public Reference Room maintained by the Commission at Room 1024, Judicial Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330.

                        ENFORCEMENT OF CIVIL LIABILITIES

The enforcement by investors of civil liabilities under the federal securities laws of the United States may be adversely affected by the fact that some or all of our directors and officers may be residents of Canada, that some or all of the experts named in the Registration Statement may be residents of Canada, and that all or a substantial portion of our assets and the assets of those persons may be located outside the United States. As a result, it may be difficult for holders of the Shares to effect service of process within the United States upon our directors and officers who are not residents of the United States, or upon experts named in the Registration Statement who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon civil liabilities under the federal securities laws of the United States.

Investors are also cautioned that there is doubt as to the enforceability in Canada against us or our directors or officers who are not residents of the United States or experts named in the Registration Statement who are not residents of the United States in original actions, or in actions for enforcement of judgments of United States courts of liabilities predicated solely upon the federal securities laws of the United States.

                               PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES THERETO INCLUDED ELSEWHERE IN THIS PROSPECTUS.
-------------------------------------------------------------------------------

                                   THE COMPANY

Our business is currently developing in two principal directions.

         VISION SYSTEMS

The historical core of our business has been the development of vision systems and related hardware and software products.

We have recently completed an automated vision system that sorts and inspects brake shoes for Satisfied Brake Products Inc. of Cornwall, Ontario. This project represented our first major contract for the development of a custom vision system. In addition, we have submitted a feasibility study to Toyota Canada Ltd. to develop a system that sorts and inspects automobile wheels.

We have also developed specialized hardware and software products to assist in the development of customized vision systems. The BrainTron Processor performs mathematical operations used in recognizing and classifying visual images. The first generation BrainTron Processor was completed in 1995, and was produced in both hardware and software forms. The second generation BrainTron Processor is nearing completion in software form. The Odysee Development Studio, completed during 1999, is a software program which allows us to combine the different software components of a vision system quickly and efficiently. Further information on these products is given under the heading "BUSINESS - Services and Products - Vision Systems".

         INTERNET PRODUCTS

In July 1998 we also commenced development of the IMPAC accelerator board. The IMPAC board was originally intended to perform logical and mathematical operations used in vision systems. As development of the IMPAC board has progressed, our focus has shifted to developing applications which sort and filter data transmitted over the Internet.

During the last quarter of 1999 we also developed "Wizmaster", a program designed to be incorporated into the Dr. Bean product of Sideware Systems Inc. We plan to pursue additional product development opportunities with Sideware Systems Inc. Further information on the IMPAC board and Wizmaster is given under the heading "BUSINESS - Services and Products - Internet Technologies".

We have a limited operating history, and have not yet generated material operating revenues. An investment in our shares is speculative and involves a high degree of risk. The principal risks affecting our business and securities are set out below under the heading "RISK FACTORS".

                                  THE OFFERING
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Common Shares being offered by the Selling
Shareholders in the Offering:                     11,095,000
Common Shares to be outstanding after the
Offering:                                         43,986,833
Use of Proceeds:                                  We will not receive any
                                                  proceeds from the sale of the
                                                  Shares offered hereby.
OTC Bulletin Board Symbol:                        BNTI
Risk Factors:                                     Investment in the Shares
                                                  offered hereby involves
                                                  certain risks. Each
                                                  prospective investor should
                                                  carefully consider all of the
                                                  matters described herein
                                                  under "RISK FACTORS."
-------------------------------------------------------------------------------

                  SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION

The following table sets out a summary of the consolidated historical financial and operating data for the periods indicated. The summary data is qualified by, and should be read in conjunction with, the Consolidated Financial Statements and the related notes thereto and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS", contained elsewhere herein. The historical financial data is not necessarily indicative of our future results.


                         Nine months        Year ended     Year ended     Year ended     Year ended
                        ended Sept. 30,       Dec. 31,       Dec. 31,       Dec. 31,       Dec. 31,
                             1999               1998          1997            1996           1995
                            (000's)            (000's)       (000's)         (000's)        (000's)

Sales Revenue                $Nil               $58            $Nil            $Nil           $Nil

Profit (Loss)                (936)           (2,110)           (930)           (959)          (748)
for the period

(Loss) per share            (0.03)            (0.07)          (0.04)         ( 0.05)         (0.05)
for the period

Our financial statements are presented in United States dollars, and dollar figures stated in this Prospectus refer to United States dollars (except where specified otherwise). As our head office is in Canada, many of our transactions (including payment of salaries to our employees) are completed in Canadian dollars ("Cdn$"). For purposes of this Prospectus, Canadian dollar amounts have been converted to United States dollars at an exchange rate of Cdn$1.00 = US$0.68.
--------------------------------------------------------------------------------

                                  RISK FACTORS

PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FACTORS SET FORTH BELOW IN ADDITION TO OTHER INFORMATION CONTAINED AND INCORPORATED IN THIS PROSPECTUS, IN EVALUATING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY.

RISKS RELATING TO OUR BUSINESS

WE HAVE A LIMITED                       We began developing software and
OPERATING AND SALES                     hardware products for vision systems in
HISTORY ON WHICH TO                     January 1994. We completed the first
EVALUATE OUR                            generation BrainTron processor in 1995
PROSPECTS                               and the Odysee Development Studio in
                                        1999. We are nearing completion of the
                                        second generation BrainTron processor.
                                        We use these products in the development of customized vision systems. We have never generated material sales revenue from independent sales of these products.

                                        During 1998 we began to seek
                                        opportunities to develop customized
                                        vision systems for industrial
                                        applications. We obtained our first
                                        significant contract for the supply
                                        of a customized vision system in
                                        September 1999. Prior to September
                                        30, 1999 we had not generated
                                        material operating revenue from sales
                                        of custom vision systems.

                                        During 1999 we completed a prototype
                                        for the IMPAC accelerator board, and
                                        we are investigating potential
                                        Internet-related applications for the
                                        IMPAC board. Those investigations are
                                        at a preliminary stage, and we have
                                        not yet identified applications or
                                        markets in which the IMPAC board
                                        might be profitably exploited.

                                        Accordingly, we have a limited
                                        operating and sales history. As a
                                        result, we do not have information
                                        from which we can make reliable
                                        estimates of future revenues,
                                        expenses or profits.

WE HAVE INCURRED                        We have incurred operating losses
SUBSTANTIAL OPERATING                   consistently since entering the
LOSSES AND MAY NOT BE                   technology field. As at September 30,
PROFITABLE IN THE                       1999, we had an accumulated deficit
FUTURE                                  during the development phase of $6.7
                                        million. We have only recently completed our first major contract for the sale of a custom vision system. We have no assurance that we will be able to generate sufficient revenue to achieve profitable operation, to achieve positive cash flow, or to continue our business as a going concern. Failure to achieve profitability within the time frame expected by our investors may adversely affect the market price of our common shares.

WE FACE A RISK OF                       As we have not generated sufficient
INSOLVENCY                              revenue from operations to sustain our
                                        ongoing operations, we face a risk of
                                        insolvency if we are not able to raise
                                        sufficient capital to cover any future
                                        operating losses. Our audited financial
                                        statements include a note stating that
                                        our future operations are dependent upon continued support by shareholders, the achievement of profitable operations,and the successful raising of additional financing.

OUR SERVICES AND                        We do not have an established history or
PRODUCTS MAY NOT GAIN                   record of sales.
MARKET ACCEPTANCE
                                        We have recently completed our first
                                        major contract for the sale of a custom
                                        vision system. However, purchasers of
                                        custom vision systems commonly make "one of" purchases, and acquire customized systems designed for their particular needs. Accordingly, we have no assurance that any of our vision system customers will be repeat customers, or that our sales to these customers will be followed by additional sales to other customers.

                                        We have also recently completed a
                                        prototype of the IMPAC accelerator
                                        board. Our investigation into
                                        potential applications for the IMPAC
                                        board is at a preliminary stage. We
                                        have not identified any specific or
                                        well defined market in which the
                                        IMPAC board might be profitably
                                        exploited.

                                        We cannot assure that our services or
                                        products will gain sufficient market
                                        acceptance, or achieve sufficient sales
                                        revenue, to allow us to achieve
                                        profitable operation, to achieve
                                        positive cash flow, or to continue our
                                        business as a going concern.

OUR FUTURE OPERATING                    We do not have sufficient operating
COSTS ARE UNCERTAIN                     history to make accurate projections of
                                        our future operating costs. In order to
                                        achieve profitable operation, we may
                                        have to hire additional personnel in a
                                        number of fields, including research and development, marketing, and product service and support. As well, we will have to incur additional marketing and overhead costs. As a result of our limited operating history and our lack of historical sales revenue, we are not able to make reliable projections as to the number of additional personnel that will be required, the cost of employing such additional personnel, or the level of marketing and overhead expenses we will incur.

WE FACE SIGNIFICANT                     We presently plan to offer products and
COMPETITION FROM                        services in both the vision systems
OTHER TECHNOLOGY                        market and the market for
COMPANIES                               Internet-related computer applications.
                                        Both markets are highly competitive and
                                        rapidly changing. If we are unable to
                                        compete effectively our business,
                                        financial condition, and operating
                                        results will be materially adversely
                                        affected. Many of our current and
                                        potential competitors have longer
                                        operating histories, greater name
                                        recognition, and substantially greater
                                        financial, technical, marketing,
                                        management, service, support and other
                                        resources than we have. Our competitors
                                        may be able to expand and develop their
                                        technologies more quickly than we can,
                                        to devote greater resources to the
                                        development and marketing of their
                                        products, or to respond more quickly to
                                        changing opportunities or technologies.
                                        Many of our competitors in the vision
                                        systems industry may also be located
                                        closer to large industrial cities,
                                        making it easier for them to attract
                                        customers.

                                        To the extent that we enter the market
                                        for Internet-related computer products,
                                        we will be entering a market dominated
                                        by large corporations which have assets
                                        much greater than ours, and which might
                                        be able to develop products duplicating
                                        the features of any products we develop
                                        at modest cost. We face a continual risk that market opportunities or product features which we intend to exploit can, within a short period of time, become dominated by much larger and wealthier corporations, rendering our products obsolete or non-competitive.

WE MAY NOT BE ABLE TO                   To be competitive we must develop and
DEVELOP NEW PRODUCTS                    introduce, on a timely basis, new
OR ENHANCE EXISTING                     products and product enhancements which
PRODUCTS ON A TIMELY                    meet the demands of the marketplace. We
BASIS                                   cannot assure that we will be able to do
                                        so, or to respond effectively to
                                        technological changes or new product
                                        announcements by others. Failure to
                                        introduce new products or enhancements
                                        could have a material adverse impact on
                                        our business, operating results, and
                                        financial condition.

WE DO NOT HAVE                          We do not have established distribution
ESTABLISHED                             channels for any of our products or
DISTRIBUTION CHANNELS                   services. In the marketing of custom
                                        vision systems, we depend almost
                                        exclusively on direct sales to end
                                        users. We cannot assure that this can be a profitable means of marketing custom vision systems, or that it will bring us sufficient market exposure to generate profitable levels of sales.

                                        If we are successful in developing
                                        Internet-related products using the
                                        IMPAC accelerator board, we will have to develop distribution channels to ensure that those products are brought to market. We presently have no specific plans for the marketing of any such products, and no established distribution channels through which such products could be sold.

FAILURE TO MANAGE                       We could experience rapid growth in
GROWTH PROPERLY                         orders, revenues, personnel, marketing
COULD STRAIN                            activities, and complexity of products.
RESOURCES AND AFFECT                    We cannot assure that we will be able to
OUR BUSINESS                            manage the significant strains that
                                        future growth may place on our
                                        administrative infrastructure, systems,
                                        and controls.

                                        Qualified technical personnel are in
                                        great demand in all high technology
                                        industries. Increased sales of our
                                        products may require us to hire
                                        additional personnel to install and
                                        support our products and services. We
                                        may also be required to hire additional
                                        technical personnel to continue
                                        development of our products and
                                        services. Our success will depend to a
                                        substantial degree on our ability to
                                        attract, train, motivate, and retain
                                        qualified personnel. Inability to do
                                        so may have a material adverse impact
                                        on our business, operating results and
                                        financial condition.

LOSS OF KEY PERSONNEL                   Our success is substantially dependent
COULD ADVERSELY                         on the performance of our employees,
AFFECT OUR BUSINESS                     many of whom have worked together for a
                                        short period of time. Our work force is
                                        relatively small, and we thus employ
                                        only a small number of employees in
                                        specific fields important to our
                                        business.

                                        The departure of a single employee or a
                                        small number of employees could
                                        materially adversely affect our
                                        business. We cannot assure that we will
                                        be able to attract and retain qualified
                                        personnel on acceptable terms. We do
                                        not have key man insurance on any of
                                        our employees.

WE MAY BE UNABLE TO                     Some of our products, and the software
PROTECT OUR                             we use in developing vision systems, are
PROPRIETARY                             proprietary. To protect our proprietary
TECHNOLOGY                              technology we rely on confidentiality
                                        agreements with key employees and third
                                        parties and on trade secret, trademark,
                                        and copyright laws. Although we attempt
                                        to maintain confidentiality of, and
                                        prevent improper disclosure of, our
                                        proprietary technology, we cannot assure that we have adequately protected our technology from misappropriation.

                                        Pursuant to a License Agreement dated
                                        January 5, 1995, we hold a
                                        non-exclusive license from Willard W.
                                        Olson ("Olson") to use the Olson
                                        Reticular Brainstem algorithm (the
                                        "ORB"). We understand that Olson
                                        holds a license from Motorola Corp.,
                                        pursuant to which he was given the
                                        authority and legal power to grant
                                        the license given to us under the
                                        License Agreement. We do not have a
                                        complete copy of the license
                                        agreement between Motorola Corp. and
                                        Olson, which has been withheld on
                                        grounds of confidentiality. We are
                                        thus not able to confirm directly the
                                        authority and legal power of Olson to
                                        grant the license contained in the
                                        License Agreement. However, attorneys
                                        for Olson have provided us with
                                        copies of certain provisions
                                        contained in the license agreement
                                        between Motorola Corp. and Olson,
                                        which provisions appear to us to
                                        authorize the license granted to us
                                        pursuant to the License Agreement. In
                                        addition, we have made it publicly
                                        known for over three years that we
                                        have used the ORB algorithm in the
                                        development of the first generation
                                        BrainTron processor, and have
                                        received no notice of any objection
                                        from Motorola Corp. We have no reason
                                        to believe that our use of the ORB
                                        algorithm is not properly authorized
                                        under the License Agreement.

                                        ORB is the subject matter of U.S.
                                        Patent #5,390,261 (expiry date
                                        February 14, 2012) and Taiwan Patent
                                        No. 62531, currently owned by
                                        Motorola Corp. To the best of our
                                        knowledge, neither patent has been
                                        challenged in any form of court
                                        proceedings, with the result that
                                        there exists no judicial confirmation
                                        of the validity or enforceability of
                                        the patents. We can not assure that
                                        any of the patents referred to herein
                                        are valid or enforceable.

                                        We are the registered owner of the
                                        trademarks "BrainTech" and
                                        "BrainTron". We cannot assure that
                                        our trademarks will not be
                                        challenged, invalidated, infringed,
                                        circumvented or held unenforceable.
                                        Software code which we write is
                                        protected by copyright. However, we
                                        have not registered copyright in any
                                        of our existing software code.
                                        Copyright protection does not prevent
                                        other technology companies from
                                        designing or marketing other systems
                                        which perform functions similar to,
                                        and compete directly with, our
                                        products and systems.

OTHER COMPANIES MAY                     If any of our products or systems
CLAIM THAT OUR                          violate third party proprietary rights
PRODUCTS INFRINGE                       we may be required to re-engineer our
THEIR COPYRIGHTS OR                     products or systems or seek to obtain
PATENTS                                 licenses from third parties. We have no
                                        reason to believe that any of our
                                        products or systems infringe the
                                        proprietary rights of third parties.
                                        However, we do not conduct comprehensive patent searches to determine whether the technology used in our products infringes any third party patents.

                                        Some of the markets in which we
                                        compete are characterised by the
                                        existence of a large number of
                                        patents and frequent litigation for
                                        financial gain based on patents with
                                        broad, and sometimes questionable,
                                        application. As the number of our
                                        services and products increases, the
                                        markets in which our services and
                                        products are sold expand, and the
                                        functionality of those services and
                                        products grows and overlaps with
                                        services or products offered by
                                        competitors, we may become
                                        increasingly subject to infringement
                                        claims. Although we have no reason to
                                        believe any of our services or
                                        products infringe the proprietary
                                        rights of third parties, we cannot
                                        assure that infringement claims will
                                        not be asserted against us in the
                                        future or that any such claims will
                                        not require us to enter into royalty
                                        arrangements or result in costly
                                        litigation.

OUR BUSINESS COULD                      Both vision systems and computer
SUFFER IF OUR SYSTEMS                   products are complex. Systems we develop
OR PRODUCTS FAIL TO                     or products we sell may contain
PERFORM PROPERLY                        undetected errors, or bugs, which result
                                        in product failures. Our systems or
                                        products may also be incompatible with
                                        other software or hardware used by our
                                        customers or potential customers.
                                        Product or system performance
                                        failures could result in loss of or
                                        delay in revenues, loss of market
                                        share, failure to achieve market
                                        acceptance, or injury to our
                                        reputation.

WE COULD INCUR                          If any of our systems or products fail,
SUBSTANTIAL COSTS AS A                  a customer may assert a claim for
RESULT OF LEGAL CLAIMS                  substantial damages against us,
                                        regardless of whether we are
                                        responsible for the failure.
                                        Liability claims could require us to
                                        spend significant time and money in
                                        litigation or to pay significant
                                        damages.

                                        We currently carry limited insurance,
                                        which may not cover claims against us
                                        for financial losses, and which will
                                        not be sufficient in amount to cover
                                        large claims. In addition, there can
                                        be no assurance that any insurance
                                        coverage will be available in the
                                        future on reasonable terms, that
                                        insurance we purchase will be
                                        sufficient to cover any claims
                                        against us, or that insurers will not
                                        deny coverage with respect to any
                                        future claim.

WE MAY BE AFFECTED BY                   Many existing computer systems and
UNEXPECTED YEAR 2000                    software products do not properly
PROBLEMS                                recognise dates after December 31, 1999.
                                        This Year 2000 problem could result
                                        in miscalculations, data corruption,
                                        system failures or disruptions of
                                        operations. To the best of our
                                        knowledge, all of our products and
                                        internal systems are Year 2000
                                        compliant and we have not experienced
                                        any material Year 2000 problems to
                                        date. However, we are subject to the
                                        possibility of Year 2000 problems
                                        affecting our products, the
                                        components of vision systems we
                                        install, our customers' systems, our
                                        internal systems, or the systems of
                                        vendors, any one of which could have
                                        a material adverse effect on our
                                        business, operating results and
                                        financial condition.

WE MAY NOT BE ABLE TO                   We will require additional capital to
RAISE THE ADDITIONAL                    continue the development of our services
CAPITAL WE NEED                         and products, to pay the costs of
                                        marketing those services and
                                        products, and to cover operating
                                        losses until we are able to become
                                        profitable. Owing to the speculative
                                        and uncertain nature of our business,
                                        we are unable to calculate the
                                        amounts of additional capital which
                                        we may have to raise, although such
                                        amounts may be substantial. The
                                        extent and timing of our capital
                                        requirements will depend on many
                                        factors, including continued progress
                                        in our product development programs
                                        and market response to our products
                                        and services.

                                        Our ability to raise capital will
                                        depend on our perceived ability to
                                        develop and bring to the market
                                        products and services capable of
                                        generating sales revenue at
                                        profitable levels. To raise
                                        additional capital, we may have to
                                        issue additional shares, which may
                                        dilute the interests of existing
                                        shareholders substantially.
                                        Alternatively, we may have to borrow
                                        large sums, and assume obligations to
                                        make substantial interest and capital
                                        payments. We may also have to sell
                                        significant interests in some or all
                                        of our products. We cannot assure
                                        that we will be able to raise the
                                        amount of capital we require, or that
                                        we will be able to raise capital on
                                        terms that enhance the value of our
                                        common shares.

WE FACE POTENTIAL                       In December 1993 we issued certificates
LIABILITY ARISING OUT OF                for 1,500,000 shares in the name of
PAST STOCK                              Arthur Scott. The shares were to be
TRANSACTIONS                            issued in consideration for Mr. Scott
                                        completing the design of the first
                                        generation BrainTron processor. Mr.
                                        Scott severed his relationship with
                                        us shortly after the share
                                        certificates were issued, and did not
                                        do the design work for which the
                                        shares were to be issued. We have
                                        retained possession of the
                                        certificates since the time they were
                                        issued, and intend to cancel the
                                        certificates. It is our position that
                                        Mr. Scott has no entitlement to the
                                        shares in question, and no claim has
                                        been advanced in respect of the
                                        shares by Mr. Scott. We believe the
                                        risk of a successful claim against us
                                        in respect of the 1,500,000 shares as
                                        minimal.

                                        We also face the risk that previous
                                        corporate management may have issued
                                        shares or share purchase warrants
                                        which were not properly recorded in
                                        the corporate records, and of which
                                        present management are unaware. We
                                        have recently received inquiries from
                                        people who claim to have acquired
                                        shares and warrants in our company,
                                        at a time when it was operating under
                                        a different name and under different
                                        management. As the price of our stock
                                        has risen recently, we believe that
                                        any such potential claims may
                                        materialize in the near future. We
                                        face the risk that we may have to
                                        recognize the claims of third parties
                                        who acquired shares or share purchase
                                        warrants under previous management,
                                        and that we may thus have additional
                                        shares issued and outstanding beyond
                                        the amount shown in our corporate
                                        records. We also face the risk that
                                        we may not have a reliable means of
                                        evaluating the claims of parties who
                                        claim to have acquired shares or
                                        share purchase warrants under
                                        previous management, and that we may
                                        thus be forced to recognize claims
                                        which are not in fact valid. We have
                                        no reliable means of determining how
                                        many shares or share purchase
                                        warrants may be involved, although at
                                        present we have no reason to believe
                                        that the number will be material.

COMPANY DIRECTORS ARE                   We have agreements with Sideware Systems
INVOLVED IN OTHER                       Inc. and TechWest Management Inc. which
COMPANIES DOING                         may be material to our future
BUSINESS WITH US                        profitability. Sideware Systems Inc. is
                                        a public company whose shares trade
                                        on the Canadian Venture Exchange and
                                        the OTC Bulletin Board. Grant
                                        Sutherland, Owen Jones, and James
                                        Speros, our directors, are also
                                        directors of Sideware Systems Inc.
                                        TechWest Management Inc. is a private
                                        company whose shareholders include
                                        Owen Jones and Grant Sutherland.

                                        One of our agreements with Sideware
                                        Systems Inc. is a cost sharing
                                        agreement pursuant to which costs
                                        relating to our business premises and
                                        certain personnel are shared.
                                        Sideware Systems Inc. is a
                                        development stage software company
                                        which has not achieved profitable
                                        operation. There can be no assurance
                                        that Sideware Systms Inc. will be
                                        able to pay the costs for which it is
                                        responsible under the cost sharing
                                        arrangement, with the result that our
                                        cash requirements to continue
                                        operation may be substantially
                                        increased. We do not share proceeds
                                        from the sale of our securities or
                                        our intellectual property (except as
                                        granted pursuant to express licenses)
                                        with Sideware Systems Inc. From time
                                        to time, either our payments or those
                                        of Sideware Systems, Inc. pursuant to
                                        the cost sharing agreement described
                                        above may exceed the required
                                        proportionate share. Accordingly,
                                        those payments are reconciled and
                                        adjusted from time to time, as
                                        required. See "CERTAIN TRANSACTIONS".

                                        During the final quarter of 1999 we
                                        developed "Wizmaster", a program
                                        designed to be incorporated into the
                                        Dr. Bean product of Sideware Systems
                                        Inc. We plan to pursue additional
                                        opportunities to develop products in
                                        cooperation with Sideware Systems Inc.
                                        Accordingly, our involvement with
                                        Sideware Systems Inc. may increase in
                                        the future.

WE ARE INVOLVED IN                      We are presently involved in certain
COURT PROCEEDINGS                       court proceedings. The principal court
                                        proceedings are described under
                                        "BUSINESS - Legal Proceedings." In
                                        those proceedings, claims exceeding
                                        $600,000 have been advanced against
                                        us.

                                        We are prosecuting our claims and
                                        defending our position in all of the
                                        litigation proceedings. While we
                                        believe that our positions will be
                                        sustained, there is a risk of losing
                                        some of the court actions. The
                                        results could include substantial
                                        pecuniary judgements against us.

RISKS ASSOCIATED WITH THIS OFFERING OF COMMON SHARES

OUR COMMON SHARES                       The stock market in general has recently
ARE PARTICULARLY                        experienced extreme price and volume
VOLATILE                                fluctuations. In addition, the market
                                        prices of securities of technology
                                        companies, particularly
                                        Internet-related companies, have been
                                        extremely volatile, and have
                                        experienced price fluctuations that
                                        have often been unrelated or
                                        disproportionate to the operating
                                        performance of these companies. These
                                        broad fluctuations could adversely
                                        affect the price of our common shares.

                                        We believe that factors such as the
                                        announcement of new products or
                                        technologies by us or by our
                                        competitors and quarterly
                                        fluctuations in financial results are
                                        expected to cause the market price of
                                        our common shares to vary
                                        substantially. In addition, our net
                                        sales or results of operations in
                                        future quarters may be below the
                                        expectations of public market
                                        securities analysts and investors. In
                                        such event, the price of our common
                                        shares would likely decline, perhaps
                                        substantially.

WE DO NOT EXPECT TO                     We have never declared or paid cash
PAY DIVIDENDS IN THE                    dividends on our capital stock. We
FORESEEABLE FUTURE                      currently intend to retain any earnings
                                        to finance the expansion and
                                        development of our business and,
                                        therefore, do not anticipate paying
                                        any cash dividends in the foreseeable
                                        future.

OUR SHARES ARE SUBJECT                  The Securities and Exchange Commission
TO RULES GOVERNING                      has adopted regulations which generally
"LOW PRICED STOCK"                      define "penny stock" to be any equity
                                        security that has a market price (as
                                        defined in their regulations) less
                                        than US$5.00 per share, subject to
                                        certain exceptions. Our securities
                                        may be covered by the penny stock
                                        rules, which impose additional sales
                                        practice requirements on
                                        broker-dealers who sell to persons
                                        other than established customers and
                                        accredited investors (generally,
                                        institutions with assets in excess of
                                        US$5,000,000 or individuals with net
                                        worth in excess of US$1,000,000 or
                                        annual income exceeding US$200,000 or
                                        US$300,000 jointly with their
                                        spouse). For transactions covered by
                                        this rule, the broker-dealers must
                                        make a special suitability
                                        determination for the purchase and
                                        receive the purchaser's written
                                        agreement to the transaction prior to
                                        the sale. Consequently, the rule may
                                        affect the ability of broker-dealers
                                        to sell our securities, and the
                                        ability of shareholders to sell their
                                        shares in secondary markets.

             CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS

This Prospectus contains forward-looking statements which involve risks and uncertainties. These statements relate to future events or our future financial performance, and are identified by terminology such as "may", "will", "should", "scheduled", "plan", "intend", "estimate", "potential", "continue", "believe," "anticipate," "expect", and similar expressions. These statements are only predictions. Actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed under the heading "RISK

FACTORS". Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of Shares offered hereby, all of which will be received by the Selling Shareholders.

                            NATURE OF TRADING MARKET

Our common shares are currently trading through the OTC Bulletin Board under the symbol "BNTI".

The following table sets forth the high and low sale prices for our common shares for the quarters indicated.

1999                                HIGH              LOW               CLOSE
----                                ----              ---               -----
                                     ($)              ($)                ($)
Fourth Quarter                      1.18              0.20              1.06
Third Quarter                       0.33              0.21              0.27
Second Quarter                      0.43              0.17              0.31
First Quarter                       0.31              0.14              0.17

1998
----

Fourth Quarter                      0.37              0.195             0.25
Third Quarter                       1.08              0.234             0.27
Second Quarter                      0.94              0.43              0.73
First Quarter                       0.63              0.29              0.50

1997
----

Fourth Quarter                      0.39              0.15              0.21
Third Quarter                       0.48              0.20              0.34
Second Quarter                      0.51              0.26              0.30
First Quarter                       0.57              0.29              0.41

The source of this information is the OTC-BB. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Subsequent to December 31, 1999 our share price has appreciated substantially. As at February 1, 2000 the closing price for our shares was $3.50.

As at February 1, 2000 we have 43,986,833 shares issued and outstanding. Our shareholders' list as at February 1, 2000 shows approximately 250 registered shareholders. Approximately 24 million shares are registered in the name of CEDE & Co., a depository. Based on research into the indirect holdings registered to various depositories and financial institutions, we estimate that we have over 4,000 beneficial shareholders.

                                 DIVIDEND POLICY

We have never paid cash dividends on our capital stock. We currently intend to retain all earnings, if any, to finance the growth and development of our business. We do not anticipate paying any cash dividends in the foreseeable future.

                                 CAPITALIZATION

The following table sets forth our consolidated capitalization as of September 30, 1999. This table should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and the Consolidated Financial Statements and related notes thereto included elsewhere in this Prospectus.

                                                        September 30, 1999
                                                      (dollars in thousands)
                                                           (audited)
Cash and cash equivalents                                     134
Short-term debt and current portion of long-term debt:        Nil
     Short-term debt facility                                 134
     Current porting of long-term debt                        Nil
             Total                                            Nil
Long-term debt:                                               Nil
Contingent Liability                                          600

             Total                                            768

Shareholder's equity:
     Common Stock, 50 million shares authorized                40
         39,721,333 issued and outstanding
     Additional paid-in capital                             6,160
     Retained earnings                                     (6,691)
     Total capitalization                                     277


                      SELECTED CONSOLIDATED FINANCIAL DATA

The selected consolidated financial data set forth below for the fiscal years ended April 30, 1998, 1997, 1996, 1995, and 1994 were derived from our audited consolidated financial statements. The selected consolidated financial data for the nine month period ended September 30, 1999 were derived from our unaudited consolidated financial statements which, in the opinion of the management, have been prepared on the same basis as the audited consolidated financial statements and contain all adjustments necessary for a fair presentation of the financial condition and results of operations for such period. The financial data should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and our Consolidated Financial Statements and the Notes thereto.


                        Nine Months ended
                          September 30,                      Years ended December 31
                              1999            1998         1997         1996       1995        1994
                            (000's)         (000's)      (000's)      (000's)     (000'S)    (000's)
Sales Revenue                 $Nil            $58         $Nil         $Nil        $Nil        $Nil

Profit (Loss) for the
period                        (935)        (2,110)        (930)        (959)       (748)     (1,006)

Profit (Loss) per
share                        (0.03)         (0.07)       (0.04)       (0.05)      (0.04)      (0.06)

Total assets                   273            143          193          170         115         166

Total S/H Equity              (550)          (990)        (645)        (523)       (757)         (8)

Total R&D expend.              443            321          149          260         179         231

We have no long-term debt and have not paid any dividends.


                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with "Selected Consolidated Financial Data" and our consolidated financial statements and the notes thereto included elsewhere in this Prospectus.

OVERVIEW

Our company was incorporated in 1987. In 1994 we began developing products for use in visual recognition systems. In the last half of 1999, we secured our first major contract to develop a customized vision system. During the last half of 1999 we also completed the first prototype of the IMPAC accelerator board. We plan to use the IMPAC board to develop technology which filters and interprets data transmitted over the Internet. See "BUSINESS - Services and Products - Internet Technologies".

As of September 30, 1999 we have incurred aggregate net losses of approximately $6.7 million since we entered the technology field in 1994. We expect to continue to incur significant operating losses over the foreseeable future. Operating losses may fluctuate from quarter to quarter as a result of differences in the timing of expenses incurred and revenue recognized.

RESULTS OF OPERATIONS

NINE MONTH PERIOD ENDED SEPTEMBER 30, 1999 COMPARED WITH NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998

During the nine month period ended September 30, 1999 we did not receive any operating revenue. During the nine month period ended September 30, 1998 we recorded operating revenue of $53,278. This amount included payments from Cordis, a Johnson & Johnson company, for a feasibility study in respect of a shunt inspection system, from NGI Technology Inc. for the purchase of a BrainTron processor, and from Epson Portland Inc. for a prototype print quality inspection system.

Cost of sales for the nine month period ended September 30, 1998 was $27,006. This figure is an estimate, based on a pro rata portion of the total cost of sales of $30,005 recorded for the fiscal year ended December 31, 1998. As we had no operating revenue for the nine month period ended September 30, 1999, we had no cost of sales during that period either.

Research and development expenses for the nine month period ended September 30, 1999 were $442,790, compared with $114,631 for the nine month period ended September 30, 1998. Research and development expenses (which are reported net of government grants) were reduced during the period ended September 30, 1998 by grants totalling $44,983 from the National Research Council of Canada. Those funds were used for the development of the Odysee Development Studio. Salaries allocated to research and development (including bonuses and payments to contract workers) increased from $112,716 for the nine month period ended September 30, 1998 to $286,368 for the nine month period ended September 30, 1999. Research and development expenses for the nine month period ended September 30, 1999 also included $141,400 in payments to North Shore Circuit Design of Austin, Texas for work performed on the IMPAC accelerator board. There was no similar payment during the nine month period ended September 30, 1998.

Consulting and contractor expenses decreased to $4,210 for the nine month period ended September 30, 1999 from $32,900 for the nine month period ended September 30, 1998. Consulting and contractor expenses for the nine month period ended September 30, 1998 included costs incurred in preparing a business plan. There was no similar expense during the nine month period ended September 30, 1999.

Salaries and benefits, excluding compensation expenses in respect of employee stock options, were $92,083 for the nine month period ended September 30, 1999, compared with $202,517 for the nine month period ended September 30, 1998. The principal reason for the decrease was the adjustment made to our cost sharing agreement with Sideware Systems Inc., described below. Our compensation expense for employee stock options was nil for the nine month period ended September 30, 1999 and $837,800 for the nine month period ended September 30, 1998. Inclusive of stock option compensation expenses, salaries and benefits were approximately $92,083 for the nine month period ended September 30, 1999 and $1,040,317 for the nine month period ended September 30, 1998.

General, selling, and administrative expenses increased to $396,879 for the nine month period ended September 30, 1999 from $362,351 for the nine month period ended September 30, 1998. Several factors contributed to the increase. Our foreign exchange expense increased from $18,496 to $73,287. Our foreign exchange expense results principally from adjusting entries made in respect of transactions recorded in United States dollars, but actually carried out in Canadian dollars. Accounting costs increased from $22,528 to $28,500, principally as a result of costs incurred in resolving accounting issues relating to our incentive stock options and costs incurred in registering our shares pursuant to the Securities Exchange Act of 1934. Rent expenses decreased from $37,747 to $32,960, principally as a result of the adjustment made to our cost sharing agreement with Sideware Systems Inc., described below. Travel and promotion expenses remained approximately consistent for the nine month periods ended September 30, 1999 and September 30, 1998, being $91,298 and $93,481 respectively.

YEAR ENDED DECEMBER 31, 1998 COMPARED WITH YEAR ENDED DECEMBER 31, 1997

During the year ended December 31, 1998 we received operating revenue of $57,510 from the sale of prototype vision systems and related services. We received $18,000 from Epson Portland Inc. for sale of a prototype print quality inspection system, $30,000 from Cordis, a Johnson & Johnson company, for a feasibility study in respect of a shunt inspection system, and $7,500 from Tantus Electronics Corp. in respect of a proposed fruit inspection system for Sunkist Growers. We also received $2,010 from NGI Technology, Inc. for a purchase of the BrainTron processor. For the year ended December 31, 1997 we did not receive any operating revenue.

Cost of sales for the year ended December 31, 1998 were $30,005. This figure included $1,250 in hardware costs and $28,755 in internal manpower costs. The internal manpower costs related to work done on those projects which generated revenue, as described above. As we had no operating revenue for the year ended December 31, 1997, we had no cost of sales during that period either.

Research and development expenses for the year ended December 31, 1998 were $321,378, compared with $148,527 for the year ended December 31, 1997. Research and development expenses during 1998 included $116,294 paid to North Shore Circuit Design of Austin, Texas for work on the IMPAC accelerator board and on a prototype vision system. By comparison, during 1997 we paid North Shore Circuit Design $11,000 for work on the prototype vision system (which amount was allocated to "Consulting and contractors" in our December 31, 1997 financial statements). The balance of the increase in research and development expenses from 1997 to 1998 was due principally to an increase in the number of our research and development personnel.

Consulting and contractor expenses increased to $24,785 for the year ended December 31, 1998 from $17,770 for the year ended December 31, 1997. Consulting and contractor expenses for the year ended December 31, 1998 included approximately $17,000 for costs incurred in preparing a business plan. There was no similar expense during the year ended December 31, 1997. During the year ended December 31, 1997 we also paid North Shore Circuit Design approximately $11,000 for work on a prototype vision system. As stated above, during the year ended December 31, 1998 payments to North Shore Circuit Design were allocated to research and development.

Salaries and benefits increased to $1,226,230 for the year ended December 31, 1998 from $415,014 for the year ended December 31, 1997. The principal reason for the increase was a compensation expense of $927,800 in respect of stock options issued to officers, employees and consultants during the year ended December 31, 1998. The corresponding compensation expense for the year ended December 31, 1997 was $200,000. After deduction of the charges in respect of stock options, salaries and benefits for the year ended December 31, 1998 were $327,185, which exceeded the comparable figure for the year ended December 31, 1997 by approximately $83,416. The principal reason for this increase was additional personnel.

General, selling, and administrative expenses increased to $560,180 for the year ended December 31, 1998 from $348,731 for the year ended December 31, 1997. Several factors contributed to the increase. Accounting costs increased from approximately $14,000 to approximately $38,000, principally as a result of costs incurred in registering our shares under the Securities and Exchange Act of 1934. Legal costs increased from approximately $78,000 to approximately $140,000, principally as a result of the costs incurred in registering our shares and in legal disputes. Travel and trade show costs increased from approximately $40,000 to approximately $75,000, principally as a result of increased trade show participation. Premises costs increased from approximately $55,000 to approximately $70,000, principally as a result of the additional lease space which we occupied beginning September 1, 1998. Equipment rental increased from approximately $800 to approximately $16,000. This increase resulted from payments which we made to reimburse Techwest Management Inc. for a portion the cost of certain equipment. The equipment in question was acquired by Techwest Management Inc. through a sale to, and lease back from, a financial institution. As both our company and Sideware Systems Inc. used the equipment, each company reimbursed Techwest Management Inc. for 50% of the lease payments. During the year ending December 31, 1998 we also paid approximately $31,000 (inclusive of applicable taxes) as compensation for the services of Grant Sutherland, our corporate Chairman. Mr. Sutherland did not receive any cash remuneration during the year ending December 31, 1997.

YEAR ENDED DECEMBER 31, 1997 COMPARED WITH YEAR ENDED DECEMBER 31, 1996

We did not have any sales revenue during either 1997 or 1996.

Research and development expenses decreased to $148,527 in 1997 from $260,384 in 1996. Research and development expenses decreased primarily because we began to do more development work with our own personnel, as opposed to relying on outside consultants.

Expenses for consultants and contractors decreased to $17,770 in 1997 from $204,114 in 1996. The principal reason for this decrease was the inclusion of performance bonuses totalling $150,000 in 1996 to consultants who provided technical services to us. In addition, during 1997 we reduced our reliance on outside contractors and consultants.

Salaries and benefits increased to $415,014 in 1997 from $134,408 in 1996. The principal reason for this increase was a compensation expense of $200,000, relating to the granting of stock options at prices below prevailing market prices for our stock, during 1997. (The options in question were granted pursuant to a directors' resolution passed December 17, 1997, and pursuant to Stock Option agreements dated as at December 17, 1997. However, the Stock Option agreements were not actually executed and delivered until July 1998). In addition, we hired additional personnel in 1997, due to an increased level of development and marketing activity.

Selling, general and administrative expenses increased to $348,731 in 1997 from $314,839 in 1996. The magnitude of this increase is such that it cannot be attributed to any specific reason.

LIQUIDITY AND CAPITAL RESOURCES

During the nine month period ended September 30, 1999 we raised approximately $1.4 million in financing through private placements of shares. In addition, subsequent to September 30, 1999, we have raised approximately $1,250,000 through private placements of shares and the exercise of incentive stock options. As at February 1, 2000 our cash balance is approximately $1,000,000.

As at February 1, 2000 we employ 6 full time and 10 part time officers or employees. Our monthly salary costs are approximately $45,000 per month.

For the nine month period ended September 30, 1999 our average monthly general, overhead and administrative costs, exclusive of salary costs, were approximately $45,000 per month. During the nine month period ended September 30, 1999 we also incurred capital expenditures of approximately $38,000 for computer equipment and software.

We do not presently plan to incur significant capital expenditures or to increase our salary or other operating costs significantly during the first six months of our current fiscal year. Any significant capital expenditures or increases in operating costs will be dependent on raising additional capital or generating revenue from the sales of our products or services.

During the nine month period ended September 30, 1999 we paid $114,000, allocated to "Research and development", to North Shore Circuit Design for work on the IMPAC accelerator board. Most of the work of North Shore Circuit Design was complete by the end of 1999. We expect that we will pay North Shore Circuit Design approximately $50,000 for additional work during the first six months of 2000.

Based on the foregoing, we expect that our average monthly expenditures during the period up to June 30, 2000 will be approximately $100,000 per month, or approximately $500,000 for the period February 1, 2000 to June 30, 2000. Accordingly, our present cash balance should be sufficient to pay our anticipated cash expenditures to June 30, 2000.

We will continue our attempts to raise additional equity capital. During the first half of 2000 we will attempt to raise approximately $4,000,000 in additional private placement financing. As yet we have not developed specific plans for raising additional capital.

YEAR 2000

Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, computer systems and/or software used by many companies may need to be upgraded to comply with such "Year 2000" requirements.

Our Year 2000 compliance program was conducted under the direction of our systems administrator. Beginning in the middle of 1998, our systems administrator commenced analyzing individual components of our computer systems to identify any components which were not Year 2000 compliant.

Our systems administrator confirmed that all of the individual computers in our system are Year 2000 compliant. The only software component that was identified as potentially non-compliant was our accounting system. In May 1999 we replaced our accounting system with a Year 2000 compliant system. The cost of the system was approximately $40,000, which was shared with Sideware Systems Inc.


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                                      22


As at the date of this Prospectus, we have not encountered any material Year 2000 problems.

As we believe that all of our internal systems are Year 2000 compliant, and as we have not encountered any material Year 2000 problems to date, we have not developed any contingency plan.

With the exception of the local electrical utility, we are unaware of any present suppliers, on whom we are dependent, whose supply of goods or services might be interrupted by Year 2000 problems. We have not made any material investigations of any individual suppliers, and have not developed a contingency plan.

All of our current products are Year 2000 compliant. We have not undertaken any investigation to determine whether any of the products we have sold in the past are non-compliant. However, given the small volume of our historical sales, we do not foresee a material risk of liability arising in respect of our past sales.

EFFECTS OF FOREIGN CURRENCY EXCHANGE RATES AND INFLATION

While we record our financial statement in United States dollars, many of our expenses are incurred in Canadian dollars. As a result, fluctuations in the Canadian dollar exchange rate can affect our expenses, and thus our profit or loss. During the nine month period ended September 30, 1999 we incurred a foreign exchange expense of $73,287. Our foreign exchange expense results principally from adjusting entries made in respect of transactions recorded in United States dollars, but actually carried out in Canadian dollars. As at the date of this Prospectus, we have not engaged in exchange rate hedging activities. To the extent we implement such hedging activities in the future, we cannot assure that we will be successful.

While we believe that inflation has not had a material adverse affect on our results of operations, there can be no assurance that inflation will not have a material adverse effect on our results of operations in the future.

                                    BUSINESS

THE COMPANY

Our company was incorporated in Nevada on March 4, 1987 under the name Tome Capital Inc. We changed our name to Nevada Manhattan Mining Inc. on August 15, 1988, then back to Tome Capital Inc. on July 5, 1990, to Offshore Reliance Ltd. on February 19, 1993, to Cozy Financial Corporation on April 20, 1993 and to BrainTech, Inc. on January 3, 1994. We did not carry on active business prior to the beginning of 1994.

We were registered as an extra-provincial company under the British Columbia COMPANY ACT on January 17, 1996. Our executive offices are located at 930 West 1st Street #102, North Vancouver, British Columbia, Canada V7P 3N4. Our telephone number is (604) 988-6440 and our Internet address is www.bnti.com.

         OUR SUBSIDIARIES

We have one wholly owned subsidiary, BrainWare Systems Inc., incorporated in British Columbia, Canada on March 3, 1994. BrainWare Systems Inc. carries out our research and development and product development activities, and employs our technical personnel.

The description of our business in this Prospectus includes the business of both BrainTech, Inc. and BrainWare Systems Inc.

TECHNICAL TERMS

Our business is technical, and as a result, we use technical terms in describing it. We have included the following glossary to assist in understanding our description.

- "Algorithm" refers to the underlying logical method or sequence of steps by which a given calculation or manipulation of data is performed.

- "Block" refers to a section of a computer processing board whose components perform related functions, and which are conveniently designed as a group.

- "Driver" means a computer program which enables a computer to communicate with a specific device (such as a printer or additional processing unit).

- "Fuzzy mathematics" is a branch of mathematical logic in which propositions are not classified as absolutely true or absolutely untrue, but rather as true to a degree, or untrue to a degree. Fuzzy mathematics has been used in a number of engineering and control applications.

- "Fuzzy set" means a range of values used in calculations done through fuzzy mathematics. If the object of a fuzzy mathematics operation is to determine whether a measured quantity equals a certain specified value, the two quantities will be considered equal if the measured quantity falls within the fuzzy set constructed around the specified value.

- "Interface" means a convention by which two software systems or programs communicate.

- "Machine vision" refers to technology that collects and analyses visual images in a digital electronic format, and which uses such data to draw conclusions with little or no operator intervention.

- "Module" refers to a part of computer system or program that performs functions which are conveniently designed or performed as a group. Designing computer systems in separate modules, which are then linked together, can reduce development costs and make subsequent modifications easier.

- "Physical signature" means a vector of numbers representing an image which a vision system has identified as an object or visual pattern of interest, or a potential object or visual pattern of interest.

- "Routine" means a computer program, or a portion of a computer program, which performs a specific task.

- "Signature" means vector of numbers representing a specific object or visual pattern which a vision system is attempting to identify or recognize. Part of the function of a machine vision system is to compare a physical signature to a signature, to determine how well they match.

- "Vector" refers to a set of numbers, with each number relating to a specific physical quantity or measurement.

HISTORICAL DEVELOPMENT

We entered the technology field in the first quarter of 1994. Since then, the majority of our efforts have been devoted to developing products to be used in creating machine vision systems, and in developing machine vision systems.

In June 1995 we completed development of the first generation BrainTron Processor, which employs the Olson Reticular Brainstem ("ORB") algorithm to carry out functions relating to the identification, classification and matching of visual images. Further information on ORB is given below, under the headings "BrainTron Processor" and "Intellectual Property".

During 1998 we made our first attempts at securing contracts to develop customized vision systems to perform quality control functions. We prepared feasibility studies or prototype systems in the following fields: print quality inspection, frost damage inspection for fruit, and quality inspection for surgical stents (used to reinforce weak blood vessels following angioplasty surgery). We were not able to secure contracts to sell or install any of these systems.

During 1998 we also commenced development of:

(a) the Odysee Development Studio, a program designed to streamline the design of customized visions systems;

(b) the second generation BrainTron processor, which employs more advanced mathematical algorithms for identifying and classifying digital images; and

(c) the IMPAC accelerator board, which can compare and match mathematical vectors at high speed.

During 1999 we obtained our first substantial contract for the installation of a customized machine vision system, to inspect and sort brake shoes for Satisfied Bake Products Inc. of Cornwall, Ontario. We completed development of the Odysee Development Studio, and working prototypes for the IMPAC accelerator board and the second generation BrainTron processor. We also developed "Wizmaster", a program designed for incorporation into the Dr. Bean Internet product of Sideware Systems Inc.

In January 2000 we completed installation of the brake shoe sorting system for Satisified Brake Products Inc. Our plan of operation for the balance of 2000 is to develop our business in two principal directions.

1. We plan to pursue additional contracts for the design and installation of customised vision systems, including a system to sort and inspect automobile wheels for Toyota Canada Inc., for which we have submitted a feasibility study.

2. We plan to develop Internet-related computer applications both for the IMPAC board and in cooperation with Sideware Systems Inc.

We have not at any time been able to generate sufficient revenue from sales of our services or products to sustain ongoing operations, and we do not have an established record of sales or established distribution channels for our services or products. In order to continue as a going concern, we will have to begin generating significant sales revenue.

SERVICES AND PRODUCTS

We are currently developing our business in two different directions. The historical core of our business is the development of machine vision systems and related hardware and software products. With the development of the IMPAC accelerator board and the Wizmaster program, we also intend to develop Internet-related computer products.

         SERVICES AND PRODUCTS - MACHINE VISION SYSTEMS

Part of our business includes the development and supply of custom vision systems. Systems like the ones we develop are often referred to as application specific machine vision (ASMV) systems. ASMV systems are generally custom designed to perform a specific function. In addition, we have developed hardware and software products (the BrainTron processor and the Odysee Development Studio) for use in the development of vision systems.

         MACHINE VISION SYSTEMS - INDUSTRY BACKGROUND

The growth of the machine vision industry is dictated, on the one hand, by the technical difficulty of achieving accurate "computerized vision", and on the other hand, by the vast theoretical scope of the potential applications. The principal technical difficulties include the problems of compensating for background noise that masks or distorts objects, separating objects from their backgrounds, determining how much "similarity" must exist before two visual patterns are considered to represent the same object, and comparing physical objects which are only approximately "similar" in the first place.

As the technical difficulties are solved, the potential benefits and applications of computerized vision are large. In industrial quality control, computerized vision can replace (and perform inspections more accurately than) human inspectors. In industrial automation, computerized vision can be used to control industrial machines or robots. In security systems, computerized vision can be used to detect human visitors or intruders in video camera images. In military applications, computerized vision can be used in automated targeting systems. In medical applications, it can be used to improve diagnostic reliability.

The Automated Imaging Association ("AIA") has published extensive statistics on the market for machine vision systems. Principal statistics published by the AIA include the following:

- In 1998 the North American market for merchant machine vision systems was approximately

         $1.25 billion (in revenue), or approximately 30,900 units. These figures represented increases of approximately 1.5% (in revenue) or 22.7% (in units) over corresponding figures for 1997.

- The principal industrial applications of machine vision systems are inspection (e.g., inspection of products for quality control purposes), location analysis (e.g., control of industrial machines or robots, or control of fitting and assembly of products), and pattern recognition (e.g., optical character recognition). In 1998, inspection applications accounted for approximately 85% of the market by revenue, and approximately 42% by units. Location analysis applications accounted for approximately 11% of the market by revenue, and approximately 45% by units. Pattern recognition applications accounted for approximately 4% of the market by revenue and 13% of the market by units.

- The principal end users in the North American market for vision systems during 1998 were the following industries:


         INDUSTRY                                    % BY REVENUE               % BY UNITS
         --------                                    ------------               ----------
         Semiconductors                                   34%                       23%
         Electronics                                      16%                       21%
         Containers                                        3%                        6%
         Food                                              8%                        4%
         Wood                                              5%                        1%
         Transportation                                    7%                        9%
         Fabricated metals                                 2%                        2%
         Plastic                                           4%                        5%
         Printing                                          3%                        6%
         Medical / Pharmaceutical                          3%                        8%

- During 1998 suppliers of application specific machine vision (ASMV) systems accounted for approximately 54% of the market by revenue and 10% by units. Suppliers of general purpose vision systems accounted for 14% of the market by revenue and 35% by units. The remainder of the market was split among various sectors, including 3D based vision systems, web scanners, and x-ray vision based vision systems.

- During 1998 approximately 58% (by revenue) of all machine vision system sales were direct sales by suppliers. The remainder were through distributors or manufacturers' representatives.

The AIA has projected that by the year 2003, the North American market for vision systems is projected to increase to approximately $2.1 billion in revenue, and approximately 55,000 units. These figures correspond to average annual growth rates of approximately 11% for market revenue and 12% for units during the period 1998 - 2003.

         MACHINE VISION SYSTEMS - TECHNICAL DESCRIPTION

Machine vision involves analysing visual images in a digital electronic form. To do so, a machine vision system must first express a visual image in digital form. The system must then analyse the digital data to recognize patterns or specific objects.

We separate the development of a vision system into the following modules, which correspond to the logical steps which must be followed in analysing an electronic visual image.

ACQUISITION AND DIGITIZATION MODULE. The acquisition and digitization module receives input such as the signal from a video monitor, and creates a digitized version of that input.

PREPROCESSING MODULE. The preprocessing module receives digitized output from the acquisition and digitization module and performs certain operations and modifications on the digital data to facilitate pattern recognition. The preprocessing module performs the following principal functions:

- It filters out noise and other apparent anomalies in the digital data.

- It segments the data by identifying subsets of the digital data which represent candidates for physical objects that the vision system is intended to recognize.

- It transforms data by deriving selected numerical characteristics of the data subsets identified as potential objects. The numerical characteristics may include such quantities as the length or width of the object, or a series of numbers describing its colour or texture. The numerical quantities thus derived are stored as a vector, referred to as the "physical signature" of the object.

TRAINING AND MATCHING MODULE. The training and matching module performs two essential functions.

- It receives the physical signatures of potential objects and attempts to match them to the signatures of specified objects already stored in memory (the objects the system is trying to locate or recognize). The training and matching module "classifies" physical signatures by calculating how well they match the signatures stored in memory. Since physical objects are unlikely to be perfectly identical, or to be described perfectly by a digitized version of visual input, classification necessarily involves the comparison of approximate quantities. The classification of physical signatures thus requires a mathematical algorithm for deciding how closely a physical signature and a signature match. A variety of mathematical models, including fuzzy mathematics and standard probability error functions, can be used to fulfil this requirement. While the technical details of the mathematical models differ, they have the common object of producing a numerical measure of how closely two mathematical data vectors match.

- It refines the stored signatures to which future physical signatures can be matched, that is it "trains" the system for more accurate object recognition in the future. Depending on the mathematical algorithm used to identify matching signatures, the training and matching module can adjust the appropriate memory signatures, or the mathematical parameters or functions used in matching physical signatures to the signatures stored in memory.

CONTROL AND FEEDBACK MODULES. The control and feedback module controls input to, and output from, the system. The control and feedback module determines the extent to which the system is being trained and also permits direct operator participation in certain steps of the process, such as the identification of candidate objects or new objects. When a physical signature does not match any of the signatures stored in memory, the control and feedback module can also initiate procedures to create a "new" signature in memory, to be used in identify the "new" object in the future.

         MACHINE VISION SYSTEMS - CUSTOMER PROJECTS

In September 1999 we entered into a contract to develop a system for inspecting and sorting brake shoes for Satisfied Brake Products Inc. of Cornwall, Ontario. We agreed to develop the machine vision components of the system. A company named Mercator Robotec Inc. agreed to provide system integration services, to link our machine vision components with the mechanical control systems of the customer's production line. The machine vision components of the system were required to identify and separate approximately 200 different types of brake shoes, and to inspect the brake shoes visually for defects.

The price for the system was Cdn$100,000, or approximately US$68,000. We received approximately half of that price, with the other half going to Mercator Robotec Inc. The system was completed in January 2000, and is currently in operation. Our contract with Satisfied Brake Products Inc. represented our first major contract for the sale of a custom vision system.

In November 1999 we prepared a feasibility study for Toyota Canada Ltd. for the development of a system for inspecting and sorting automobile wheels. The proposed system will be required to identify and separate approximately 20 different types of automobile wheels, and to inspect the wheels visually for defects. The proposed price for the system is approximately US$90,000 (Cdn$130,000). We are pursuing negotiations with Toyota Canada Ltd. to obtain a contract.

We plan to pursue additional opportunities to supply machine visions systems for industrial applications. Investors are cautioned that most machine vision systems are designed for the specific needs of a particular customer, and represent isolated purchases by the customers in question. Accordingly, we have no assurance that we will be able to obtain additional contracts to supply machine vision systems, or that any customers we secure will become repeat customers.

         MACHINE VISION SYSTEMS - BRAINTRON PROCESSOR

In 1995 the Company developed the first generation of the BrainTron processor, which performs the functions of a training and matching module, as described above. The first generation BrainTron processor exists in hardware and software versions, both of which operate under the Windows NT operating system. Both versions can be used in final applications, although the software version was intended principally for initial testing. The hardware version is a plug-in computer card with five chips performing the following functions: communication with a host computer, control of data movement within the processor, generation of addresses to move data in memory, arithmetic operations, and random access memory (RAM).

The first generation BrainTron processor uses the principles of fuzzy mathematics to match physical signatures to signatures stored in memory. Training functions carried out by the BrainTron processor use the ORB algorithm, which includes a set of rules for making fuzzy sets either larger or smaller to reflect new data. Using the ORB algorithm, the first generation BrainTron processor expands or contracts the fuzzy sets being used to compare signatures and physical signatures. This process "trains" the system to require a close match in circumstances where a close match can be expected, and to accept a more approximate match where historical data shows that a close match will not likely be found.

During 1998 we commenced development of the second generation BrainTron processor. The second generation BrainTron processor uses revised mathematical algorithms to perform the classification and training functions. In performing its classification function, the second generation BrainTron processor uses a different mathematical formula for measuring how well two vectors (representing a signature and a physical signature) match. In performing its training function, the second generation BrainTron processor adapts a system to new pieces of information in a way that is independent of the order in which the new pieces of information are received. We believe that the enhancements to the second generation BrainTron processor allow it to carry out its classification and training functions more accurately and quickly.

The software version of the second generation BrainTron processor has been completed, and is undergoing testing. We expect to use the second generation BrainTron processor in any machine vision systems which we install in the near future. We have not yet commenced development of a hardware version of the second generation BrainTron processor, and do not have definite plans as to when, or whether, a hardware version will be built.

If suitable opportunities arise, we will license the BrainTron processor to other companies. However, we expect that the BrainTron processor will be used mainly as a component in customized vision systems which we develop for customers.

         MACHINE VISION SYSTEMS - ODYSEE DEVELOPMENT STUDIO

During 1999 we completed development of the Odysee Development Studio
("Odysee").

Odysee is designed to facilitate the expeditious and economical development of customized vision systems. Odysee stores and manipulates libraries of routines to perform the various functions which can be included within a vision system. Odysee includes a standardized interface to which all of the routines are adapted, so that the routines can be combined easily and efficiently into an integrated system. Odysee permits the operator to "drag and drop" individual routines from particular libraries to a window opened for the system under development. Once added to the system window, the routines are automatically linked together through the standardized Odysee interface. Odysee thus eliminates the need to write specialized computer code to link individual routines.

We initially developed Odysee for internal use, as an internal development tool. We have tried briefly to market Odysee, through a limited marketing program, as a development tool for use by other software companies and system integrators. To that end, we modified Odysee to include additional routines and functions, beyond those useful principally for vision systems. The additional routines include numerical calculation and statistical routines, to perform a variety of mathematical operations, and routines which can manipulate large databases. Our attempts to market Odysee have thus far not been successful, and we presently plan to use Odysee principally as an internal development tool, as initially conceived.

Development of Odysee has been funded in part by a grant from the National Research Council of Canada in the amount of $52,600.

The software by which Odysee links the various routines within its libraries is proprietary. However, we do not have proprietary ownership of the majority of the individual routines that can be used with

Odysee, some of which are available in the public domain.

         MACHINE VISION SYSTEMS - COMPETITIVE POSITION

The Automated Imaging Association ("AIA") has identified various categories for companies operating in the vision systems industry. We believe that for purposes of analysing our competitive position, we would be classified as a merchant machine vision vendor.

According to data published by the AIA, over 250 merchant machine vision companies were active in the vision systems market during 1998, with over 200 of those based in North America. The AIA reported that for 1998, of 214 companies operating in North America:

(a) 139 companies (vs. 109 in 1997) operated with revenues of less than $5 million;

(b) 35 companies (vs. 29 in 1997) operated with revenues in the range of $5-10 million;

(c) 18 companies (vs. 22 in 1997) operated with revenues in the range of $10-20 million;

(d) 11 companies (vs. 9 in 1997) operated with revenues in the range of $20-30 million;

(e) 6 companies (vs. 6 in 1997) operated with revenues in the range of $30-40 million; and

(f) 5 companies (vs. 7 in 1997) operated with revenues in excess of $40 million.

We do not know of a reliable way to evaluate our future competitive position within the industry. We believe that with the Standard Brake Products Inc. project, we have demonstrated an ability to complete sales to major industrial clients. However, we do not have an established track record of sales or profits to provide any reliable indication of an ability to attract significant market share or to operate profitably.

         SERVICES AND PRODUCTS - INTERNET TECHNOLOGIES

With the development of the IMPAC accelerator board, we intend to develop Internet-related products which utilize the data processing capabilities of the IMPAC board. In addition, following development of the Wizmaster program, we intend to pursue opportunities to develop additional products in cooperation with Sideware Systems Inc.

         INTERNET TECHNOLOGIES - DESCRIPTION OF THE IMPAC ACCELERATOR BOARD

On July 6, 1998 we entered into a Product Development Agreement with United Technologies Microelectronic Systems Inc. ("UTMC"), now a subsidiary of Aeroflex Inc. Under that agreement we agreed to cooperate with UTMC in the development of an Image Processor Accelerator Card ("IMPAC").

We originally intended to use the IMPAC board to design vision systems with increased computing speed and efficiency. IMPAC was designed to consist of the following principal blocks:

THE COMMUNICATIONS BLOCK , to control communication between IMPAC and the main computer in which

IMPAC is installed, and between the individual blocks of IMPAC.

THE BRAINTRON BLOCK, to contain the second generation BrainTron processor and associated memory.

THE CAM ENGINE BLOCK, to contain UTMC's proprietary CAM (Content Addressable Memory) engine.

THE MICROPROCESSOR BLOCK, to contain a conventional microprocessor to perform computing functions which are not performed by the communication block, the BrainTron block or the CAM engine block.

The CAM (Content Addressable Memory) engine is an integrated circuit which searches computer memory according to the content of the memory, as opposed to the address of the memory. Rather than telling the user the contents of memory at a specific address, the CAM engine can tell the user the address at which the memory stores specific content (or the closest available match to the specific content). The CAM engine thus creates the ability to identify exact or close matches to specific data content at speeds which can not currently be achieved with PC-based software applications.

In December 1999 we completed development and de-bugging of a prototype IMPAC board. The prototype board includes a slot for later addition of the BrainTron processor (as opposed to a completed BrainTron block) as we have not yet developed a hardware version of the second generation BrainTron processor. In addition, we have completed drivers enabling IMPAC to perform basic input/output functions and to receive programming code from a host computer (so that IMPAC can be programmed to perform specific functions). These drivers are sufficient to permit us to begin testing IMPAC in specific applications. These functions, and the operation of the CAM engine block and microprocessor block, can be implemented without completing the BrainTron block.

     INTERNET TECHNOLOGIES - POTENTIAL APPLICATIONS AND MARKETING FOR IMPAC

With the rapid growth in the market for Internet products, our current plan is to investigate potential Internet-related applications for the IMPAC board. We believe that the high speed data processing and matching capabilities of the IMPAC board may be used in applications which screen or filter data being transmitted over the Internet.

Examples of the potential applications which we intend to investigate including the following.

VIRUS DETECTION APPLICATIONS. The transmission of computer viruses through the Internet is a growing problem. We are investigating the possibility of using the IMPAC accelerator board to develop a system which will screen Internet data streams for viruses. We believe that the IMPAC board may be well suited to this type of application, through its ability to compare a sample data stream with a large number of known viruses. We expect that any virus detection system which we develop using IMPAC will be suitable principally for major Internet sites, as the system is likely to be too expensive for individual PC users.

INTERNET LISTENING POSTS. We are also investigating the possibility of using IMPAC to develop systems which detect specified types of information being transmitted over the Internet. Systems of this nature could be used by firms seeking to maintain the security of their Internet sites and computer systems by detecting (and then preventing) the unauthorized transmission of certain types of secure information, or seeking to gather generic information on Internet traffic.

Investors are cautioned that our investigations into the use of the IMPAC board in Internet applications are in their initial stages. We have not materially advanced the development of any Internet-related application using the IMPAC board. There is no assurance that we will identify or complete any Internet-related application which can be profitably exploited. In addition, any Internet-related application which we develop may be offered in markets which are highly competitive. Until our product development plans are further advanced, we have no means of evaluating our potential competitive position in any markets we may attempt to exploit.

Simultaneously with the Product Development Agreement described above, we entered into a Manufacturing and Sales Agreement with UTMC. Under the Manufacturing and Sales Agreement, UTMC will have responsibility for manufacturing IMPAC, which we will purchase from UTMC. We will have responsibility for marketing and sales of IMPAC. UTMC will assist in the marketing and sales of IMPAC by referring customers to us, by including IMPAC on its website and in certain catalogues of UTMC, and by such other means as UTMC considers appropriate. UTMC will receive a commission of 10% on all business referred to us by UTMC, or 5% in cases where we also commenced an independent sales initiative.

         INTERNET TECHNOLOGIES - WIZMASTER

Pursuant to a Software Development Agreement with Sideware Systems Inc. dated September 20 1999, we have developed a computer program named Wizmaster. Wizmaster was designed to be included in the Dr. Bean program developed and marketed by Sideware Systems Inc.

Dr. Bean is designed for use by companies operating e-commerce web sites. Dr. Bean allows the company's customer service representatives to communicate directly with potential customers, through live chat over the Internet. Dr. Bean also incorporates a feature named "AutoService". The AutoService feature displays automated questions for customer response. Based on the response, the AutoService feature can provide an automated response to the customer's inquiry, display further questions, or route the customer to an appropriate customer service representative.

"Wizmaster" will be used in conjunction with the AutoService feature. Wizmaster will permit Dr. Bean users to create customized "knowledge trees" which specify the questions and possible responses to be used by the AutoService feature. Through a user friendly drag-and-drop procedure, Wizmaster permits the user to add a new question or response to the AutoService feature, and to link specified responses to specified questions.

Under the Software Development and License Agreement, Sideware Systems Inc. agreed to pay for the cost of developing Wizmaster on a cost plus 10% basis. Sideware Systems Inc. acquired, at no further charge, a perpetual worldwide license to use Wizmaster as part of Dr. Bean. We are prohibited from licensing Wizmaster to any other software developer (but not to systems integrators) for a period of one year from the date Wizmaster became generally available to purchasers of Dr. Bean (which occurred in December
1999).

If opportunities arise, we intend to market Wizmaster to systems integrators and (beginning in December 2000) to software developers. At the present time, we do not know whether any significant market for Wizmaster exists. We also intend to pursue opportunities to develop additional products that can be integrated with Dr. Bean.

PLAN OF OPERATION

As at February 1, 2000 we employ 6 full time and 10 part time officers or employees. Our monthly salary costs are approximately $45,000 per month.

For the nine month period ended September 30, 1999 our average monthly general, overhead, and administrative costs, exclusive of salary costs, were approximately $45,000 per month. During the nine month period ended September 30, 1999 we also incurred capital expenditures of approximately $38,000 for computer equipment and software.

We do not presently plan to incur significant capital expenditures or to increase our salary or other operating costs significantly during the first six months of our current fiscal year. Any significant capital expenditures or increases in operating costs will be dependent on raising additional capital or generating revenue from the sales of our products or services.

During the nine month period ended September 30, 1999 we paid $114,000, allocated to "research and development", to North Shore Circuit Design for work on the IMPAC accelerator board. Most of the work of North Shore Circuit Design was complete by the end of 1999. We expect that we will pay North Shore Circuit Design approximately $50,000 for additional work during the first six months of 2000.

Based on the foregoing, we expect that our average monthly expenditures during the period up to June 30, 2000 will be approximately $100,000 per month, or approximately $500,000 for the period February 1, 2000 to June 30, 2000.

During the final quarter of 1999 and January 2000 we raised:

(a) approximately $750,000 through private placements; and
(b) approximately $500,000 through the exercise of incentive stock options.

Inclusive of the private placement and stock option proceeds described above, our cash balance as at February 1, 2000 is approximately $1,000,000. Accordingly, our present cash balance should be sufficient to pay our to anticipated cash expenditures to June 30, 2000.

We will continue our attempts to raise additional equity capital. During the first half of 2000 we will attempt to raise approximately $4,000,000 in additional private placement financing. As yet we have not developed specific plans for raising additional capital.

During the first six months of 2000 we will pursue the following projects and objectives:

1. Obtaining additional contracts for custom vision systems, including further negotiations with Toyota Canada Ltd..
2. Continued development of, and identifying applications for, the IMPAC accelerator board.
3. Pursuing opportunities to develop additional products in cooperation with Sideware Systems Inc.
4.       Continued development of the second generation BrainTron processor.

If we do not have sufficient financial resources to pursue all of these objectives, funds will be allocated in the order of priority set out above.

We have not at any time been able to generate sufficient revenue from sales of our products or services to sustain ongoing operations, and do not have an established record of sales or established distribution channels for our products or services. In order to continue as a going concern, we will have to begin generating significant sales revenue.

RESEARCH AND DEVELOPMENT

During the year ended December 31, 1998 we incurred research and development expenses of $321,378, which included $116,204 paid to North Shore Circuit Design for work on the IMPAC accelerator board. During the nine month period ended September 30, 1999 we incurred research and development expenses of $442,970, which included $141,400 paid to North Shore Circuit Design.

Other than payments to North Shore Circuit Design, substantially all of our research and development expenses consist of internal personnel costs allocated to research and development.

During the first six months of 2000, we expect to pay approximately $50,000 to North Shore Circuit Design to complete its work on the IMPAC board. Otherwise, we expect to complete substantially all of our research and development work through our own employees.

INTELLECTUAL PROPERTY

We believe that software and related technical data which we have developed constitute intellectual property belonging to us. The software and technical data over which we assert intellectual property rights include principally the following:

(a) software we have written and incorporated in the Odysee Development Studio, including the software by which Odysee links the various subroutines within its libraries;

(b) software and design specifications incorporated in the second generation BrainTron processor;

(c) software routines which we develop from time to time in developing vision systems; and

(d)       software written in developing the Wizmaster program.

We have also registered the trademarks "BrainTech" and "BrainTron" with the United States Patent and Trademark office.

Under our Product Development Agreement with UTMC dated July 6, 1998, we and UTMC own jointly all intellectual property created in the development of the IMPAC accelerator board. The stipulations as to joint ownership do not apply to pre-existing intellectual property owned by either us or UTMC, or to improvements or modifications to such pre-existing intellectual property.

Pursuant to a License Agreement dated January 13, 1995 with Willard W. Olson, we hold a non-exclusive license to use Olson Reticular Brainstem algorithm ("ORB"). The term of the license is for 10 years, expiring in January, 2005.

ORB is a method of pattern classification which includes the following features:

(a) ORB measures the similarity of two visual patterns by developing a mathematical measurement for the degree of similarity in various features in the patterns.

(b) ORB uses fuzzy mathematics to measure the similarity in individual features.

(c) ORB is adaptive, in the sense that the mathematical criteria which it uses in comparing features can be modified to take account of new data, as new patterns are observed. In this way, a system using ORB can be "trained" over time to recognize and distinguish visual patterns more accurately.

The first generation BrainTron processor was designed incorporating ORB. ORB is not utilized in the second generation BrainTron processor. For further information on the License Agreement relating to ORB, see "RISK FACTORS".

Our ability to compete successfully will depend in part on our ability to protect our proprietary technology and information. Apart from the BrainTech and BrainTron trademarks, we have not applied for registration of intellectual property rights in respect of any of our software (although certain forms of legal protection, such as copyright ownership, are available without registration). Although we attempt to prevent improper disclosure of our proprietary technology, we can not assure that the measures we take will be adequate, or that competitors will not be able to develop similar technology independently. Further, we can not assure that claims allowed on any patent we obtain will be broad enough to protect our technology, that any patent applications will ultimately be successful, or that foreign intellectual property laws will protect our intellectual property. We may have to resort to litigation to enforce or determine the validity and scope of our proprietary rights, and there can be no assurance that our intellectual property rights, if challenged, will be upheld as valid. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our business, financial condition and operating results, regardless of the outcome of the litigation. In addition, we can not assure that any patents we obtain will not be challenged, invalidated or circumvented or that the rights granted thereunder will provide competitive advantages to us.

We have no pending claims against us for infringement of any patents or other intellectual property rights of others. However, we may receive, in the future, communications from third parties asserting intellectual property claims against us. Such claims could include assertions that our products infringe, or may infringe, the proprietary rights of third parties, requests for indemnification against such infringement or suggestions that we may be interested in acquiring a license from such third parties. We can not assure that any such claim made in the future will not result in litigation, which could involve significant expense and, if we are required or consider it appropriate to obtain a license relating to one or more products or technologies, we can not assure that we will be able to do so on commercially reasonable terms, or at all.

DESCRIPTION OF PROPERTY

Our head office premises are located in North Vancouver, British Columbia, Canada. Prior to September 1, 1998 the North Vancouver premises occupied approximately 7,900 square feet. Effective September 1, 1998 additional space was added to the premises, increasing the area to 14,867 square feet. We share the North Vancouver premises with Sideware Systems Inc., a software development company. The term of the lease expires August 31, 2003.

The lease provides for annual minimum rent of approximately $130,000 (equal to approximately $8.84 per square foot) for the first year of the lease commencing September 1, 1998 and ending August 31, 1999. Annual minimum rent under the lease escalates to $9.01 per square foot in the second year, $9.18 per square foot in the third year, $9.35 per square foot in the fourth year, and $9.52 per square foot in the fifth year. In addition, the lease requires payment of additional costs relating to property taxes and common area maintenance costs. Those costs are presently approximately $2.80 per square foot.

We operate our head office premises under a Cost Sharing and Allocation Agreement with Sideware Systems Inc. Prior to October 1999 we shared the costs of the premises with Sideware Systems Inc. equally. In October 1999 we agreed with Sideware Systems Inc. to re-allocate the premises costs 20% to us and 80% to Sideware Systems Inc. effective from January 1, 1999, as Sideware Systems Inc. employs substantially more personnel, and thus makes greater use of the premises.

The landlord under the lease is HOOPP Realty Inc., an arm's length company . The tenant under the lease is Techwest Management Inc., a company of which Owen Jones and Grant Sutherland are each directors, and in which Owen Jones and Grant Sutherland are each one third shareholders. We are a co-covenantor under the lease, along with Sideware Systems Inc. The costs of Techwest Management Inc. under the lease are passed through to us and Sideware Systems Inc. without any additional charges or mark-up.

Effective July 1, 1999 we have also occupied additional leasehold premises in Vancouver, B.C. We have entered into:

(a) a lease covering the premises at Suite 1620, 777 Dunsmuir Street (the "Original Premises") for the period July 1, 1999 to June 30, 2002, and covering the premises at Suite 1600, 777 Dunsmuir Street (the "Extended Premises") for the period December 1, 2000 to June 30, 2002; and

(b) an Assignment of Lease covering the Extended Premises for the period July 1, 1999 to November 30, 2000.

The total space included in the Original and Extended Premises is 8,325 square feet. The landlord of the Original and Extended Premises is Pacific Center Leaseholds Limited, an arm's length company.

The tenant under the lease described in (a) is Techwest Management Inc. We are an indemnifier under the lease, along with Sideware Systems Inc. As an indemnifier, we are liable to perform all of the obligations of the tenant under the lease, including the payment of rent.

The assignor under the assignment described in (b) is SJM Management Ltd., a private management company which holds a lease in respect of the Extended Premises covering the period July 1, 1999 to November 30, 2000. Grant Sutherland holds a one third beneficial interest in SJM Management Ltd. Prior to July 1, 1999 the Extended Premises were occupied by the law firm Sutherland Johnston MacLean, in which Mr. Sutherland was a partner. Under the assignment, SJM Management Ltd. assigned its interest in respect of the Extended Premises to Techwest Management Inc., which agreed to perform all of the obligations of the tenant under the lease. We are an indemnifier under the assignment, along with Sideware Systems Inc. As an indemnifier, we are liable to perform all of the obligations of the assignee, including the payment of rent.

Under the lease described in (a), the rent payable with respect to the Original Premises for the period July 1, 1999 to June 30, 2002 is approximately $43,860 per annum (approximately $11.22 per square foot) payable in equal monthly installments of $3,655. The rent payable with respect to the Extended Premises for the period December 1, 2000 to June 30, 2002 is approximately $49,500 per annum (approximately $11.22 per square foot) payable in equal monthly installments of $4,130. In addition to rent, monthly charges are payable for maintenance fees, utilities and taxes. We anticipate that the additional monthly charges will be approximately $3,400, based on initial invoices submitted by Pacific Centre Leaseholds Limited.

Under the assignment described in (b), the rent payable with respect to the Extended Premises for the period July 1, 1999 to November 30, 2000 is approximately $43,540 per annum (approximately $9.86 per square foot) payable in equal monthly installments of $3,630. In addition, monthly charges of approximately $3,400 per month are payable for maintenance fees, utilities, and taxes.

Sutherland Johnston, a law firm in which Grant Sutherland is a partner, will continue to occupy a portion of the Extended Premises. Sideware Systems Inc. and Sutherland Johnston will be responsible for a portion of the costs relating to the Original and Extended Premises depending on the relative use of those premises by those parties. We expect that for the foreseeable future, we will:

(a) bear approximately 10% of the cost of the Extended Premises; and
(b) not use, and thus not bear any of the cost of, the Original Premises.

LEGAL PROCEEDINGS

We are involved in the following material court proceedings.

1. JMF MANAGEMENT INC. ET AL V. BRAINTECH, INC. ET AL, BRITISH COLUMBIA SUPREME COURT ACTION NO. C990550

On February 1, 1999 JMF Management Inc. and Manfred Kurschner commenced legal proceedings against us and TechWest Management Inc. Mr. Kurschner is our former Manager of Investor Relations and JMF Management Inc. is Mr. Kurschner's personal management company. The Plaintiffs claim approximately $100,000 in damages for alleged breach of a stock option agreement and approximately $7,500 alleged to be owing pursuant to a consulting agreement. We have filed a defence and counterclaim. Our counterclaim claims damages for breach of fiduciary duty and negligence. No depositions have been conducted in the action and no trial date has been set. The outcome of the action is uncertain.

2. CACTUS CONSULTANTS CO. LTD. V. BRAINTECH, INC. ET AL, BRITISH COLUMBIA SUPREME COURT ACTION NO. C991377

On March 16, 1999 Cactus Consultants Co. Ltd., Crystal Securities Inc., and Elmswell Investments Inc. commenced legal proceedings against us and certain of our present and former directors. The Plaintiffs claim $606,000 as damages for breach of contract and conversion of stock certificates. Our records show that during the fiscal year ending December 31, 1995, a total of 3,000,000 shares of Common Stock were subscribed at a price of $0.25 per share, and that we received $606,000 of the subscription amount. Prior to December 31, 1998 we recorded $606,000 as "subscriptions received" on our financial statements. Subsequent to the commencement of court action, we have recorded the same amount as "amounts in dispute". We have filed a defence and counterclaim alleging that the plaintiffs and Jan Olivier, a former promoter of our company, caused share certificates to be issued to the plaintiffs improperly, and caused our funds to be used for unauthorized and improper purposes. The action has been set for trial in April 2001. The outcome of the action is uncertain.

3. BRAINTECH, INC. V. JOHN KOSTIUK, DISTRICT COURT OF HARRIS COUNTY ACTION 96-55978; BRITISH COLUMBIA SUPREME COURT ACTION C972736; BRITISH COLUMBIA COURT OF APPEAL ACTION CA024459

On May 7, 1997 we obtained judgment for damages in the amount of $300,000 in legal proceedings commenced in the District Court of Harris County in the State of Texas against John Kostiuk, a resident of British Columbia, for defamatory and injurious statements which Mr. Kostiuk caused to be published about us over the Internet. On April 2, 1998 we obtained a judgement of the Supreme Court of British Columbia enforcing the Texas judgment.

Effective October 31, 1998 Sideware Systems Inc. purchased a 50% interest in the judgment for a purchase price of $136,000. Our agreement with Sideware Systems Inc. provided that the purchase price would be adjusted depending on the benefit ultimately received by Sideware Systems Inc. On March 18, 1999 the British Columbia Court of Appeal reversed the judgment of the British Columbia Supreme Court, rendering the judgment (subject to any further appeal) unenforceable against any assets of John Kostiuk in British Columbia. Subsequent to the decision of the British Columbia Court of Appeal, we returned the $136,000 paid by Sideware Systems Inc. We have filed an Application for Leave to Appeal to the Supreme Court of Canada. That application is pending. Any recovery in the proceeding must be considered speculative.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

The following table sets forth certain information, as of February 1, 2000, with respect to our directors, executive officers and key employees.

         NAME                               AGE         POSITION
         ----                               ---         --------
         Owen L.J. Jones                    48          President, Chief Executive Officer and Director
         W. Grant Sutherland                53          Chairman of the Board of Directors
         James L. Speros                    40          Director

OWEN L.J. JONES has been our President, Chief Executive Officer and a director since December 1993. Prior to joining our Board of Directors, Mr. Jones was the V.P. Sales, Marketing and Technology of Evergreen International Technology Inc. (now Sideware Systems Inc.), a software development company whose shares trade on the Canadian Venture Exchange and the OTC Bulletin Board. Mr. Jones resigned from his position with Evergreen International Technology Inc. in December 1993. In May 1995 Mr. Jones was elected as a director of Evergreen International Technology Inc., and shortly thereafter assumed the responsibilities of President and Chief Executive Officer of that company. Subsequent to May 1995 Mr. Jones has divided his time and effort between our affairs and the affairs of Sideware Systems Inc. Mr. Jones is not a director of any public companies other than the Company and Sideware Systems Inc.

W. GRANT SUTHERLAND was appointed one of our directors, and Chairman of our Board of Directors, in November 1995. Mr. Sutherland is a licensed lawyer in the Province of British Columbia, and has been engaged in the private practice of law for 26 years, currently as a partner in the Vancouver law firm

Sutherland Johnston. Mr. Sutherland has also been a director of Sideware Systems Inc. since May 1993. Since November 1995, Mr. Sutherland has devoted the majority of his time and effort to our affairs and those of Sideware Systems Inc., and presently divides his time between our affairs and those of Sideware Systems Inc. Mr. Sutherland is not a director of any public companies other than the Company and Sideware Systems Inc.

JAMES L. SPEROS joined our Board of Directors on September 15, 1998. Mr. Speros is also a director of Sideware Systems Inc., President and Chief Operating Officer of Sidweware Corp., a wholly owned subsidiary of Sideware Systems Inc. Mr. Speros was previously the President and owner of two professional sports franchises, the Baltimore Stallions and Montreal Alouettes of the Canadian Football League, and was the Vice Chairman and a member of the Board of Governors of the Canadian Football League. Mr. Speros is also a director of Consolidated Maymac Petroleum Corp., a public company trading on the Canadian Venture Exchange.

Owen Jones and Grant Sutherland were directors of Sideware Systems Inc. at times when two bankruptcy petitions under the BANKRUPTCY AND INSOLVENCY ACT (Canada) were brought in the Supreme Court of British Columbia against that company by former directors of that company or private corporations controlled by them. Both bankruptcy petitions were dismissed in January 1998.

The Company's directors will hold office until they resign, or until the Company's next Shareholders' Meeting.

EXECUTIVE COMPENSATION

Apart from incentive stock options, disclosed below, we do not presently compensate our directors for services provided as directors. We provide compensation to our directors, who are also officers, for services rendered as officers.

We provide the following compensation to our officers:

OWEN JONES. Effective May 1, 1998 Mr. Jones receives payments totaling Cdn$10,000 (US$6,800) per month. We currently pay 20% of those monthly payments, with Sideware Systems Inc. paying the remaining 80%. Prior to June 1, 1998, Mr. Jones' monthly payments (then shared equally between us and Sideware Systems Inc.) were Cdn$5,000 (US$3,400) per month. Mr. Jones also holds incentive stock options to acquire 1,527,500 shares at $0.20 per share. Mr. Jones receives no other compensation from us or any of our subsidiaries.

GRANT SUTHERLAND. Effective May 1, 1998 Mr. Sutherland receives payments totaling Cdn$10,000 (US$6,800) per month. We currently pay 20% of those monthly payments, with Sideware Systems Inc. paying the remaining 80%. Mr. Sutherland also holds incentive stock options to acquire 107,500 shares at $0.20 per share. Mr. Sutherland exercised options to acquire 300,000 shares at $0.20 per share in August 1998 and 1,120,000 shares at $0.20 per share in January 2000. Mr. Sutherland receives no other compensation from us or any of our subsidiaries.

JAMES L. SPEROS. Mr. Speros holds options to acquire 300,000 shares at $0.20 per share, but does not receive any salary from us. Mr. Speros receives no other compensation from us or any of our subsidiaries.

The aggregate amount of cash remuneration which we paid to our directors and officers as a group was approximately Cdn$ $48,000 (U$32,640) during the fiscal ended December 31, 1999.

INCENTIVE STOCK OPTIONS

From time to time, we grant incentive stock options to directors, officers, consultants, and employees.

The following table sets forth the incentive stock options held by our directors and executive officers as at February 1, 2000.

---------------- ------------ ---------------- ------------ --------------- ----------- ------------------- -----------
                                Percent of                                               Market Value of
                   Options     Total Options     Number         Number      Exercise    Underlying Shares     Expiry
Name               Granted      Granted(1)      Exercised    Outstanding      Price      at Date of Grant      Date
---------------- ------------ ---------------- ------------ --------------- ----------- ------------------- -----------
                   1,500,000            19.4%          Nil       1,500,000       $0.20               $0.23    01/12/02
Owen Jones            27,500             0.4%          Nil          27,500       $0.20               $0.20    20/04/04
---------------- ------------ ---------------- ------------ --------------- ----------- ------------------- -----------
Grant              1,500,000            19.4%    1,420,000          80,000       $0.20               $0.23    01/12/02
Sutherland            27,500             0.4%          Nil          27,500       $0.20               $0.20    20/04/04
---------------- ------------ ---------------- ------------ --------------- ----------- ------------------- -----------
James Speros         300,000             3.9%          Nil         300,000       $0.20               $0.20    20/04/04
---------------- ------------ ---------------- ------------ --------------- ----------- ------------------- -----------

(1) This column states the percentage of all incentive stock options which we have granted.

The total number of incentive stock options held by our directors and officers as at February 1, 2000 is 1,915,000. All of the options stated in the table above are exercisable within 60 days of February 1, 2000.

Between September 30, 1999 and February 1, 2000, the following incentive stock options were exercised by directors and officers:

         Grant Sutherland           1,120,000 options

In December 1999 we filed a registration statement on Form S-8 with the Securities and Exchange Commission registering our outstanding stock options.

                             PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding beneficial ownership of common stock, as of February 1, 2000 by (i) each shareholder whom we know to be the beneficial owner of more than 5% of our outstanding shares, (ii) each of our Directors and executive officers, and (iii) all Directors and executive officers as a group:

---------------------------------------------- ----------------------------------- -----------------------------------
              NAME AND ADDRESS                          NUMBER OF SHARES                  PERCENTAGE OF SHARES
             OF BENEFICIAL OWNER                       BENEFICIALLY OWNED                  BENEFICIALLY OWNED
                                                               (1)                                  (1)
---------------------------------------------- ----------------------------------- -----------------------------------


Owen L.J. Jones*(2)                                                     3,808,500                                8.4%
102 -  930  W.  1st  North  Vancouver,
B.C., Canada V7P 3N4

James L. Speros*(3)                                                       300,000                                0.7%
1111 Grand Hamptons Dr.
Herndon, Virginia
20170
W. Grant Sutherland*(4)                                                 2,992,500                                6.7%
1600 - 777 Dunsmuir St.
Vancouver B.C.
V7Y 1K4
Willard W. Olson                                                        2,500,000                                5.7%
6021 East Huntress Dr.
Paradise, Arizona
85253
All executive officers and directors as a                               7,101,000                               15.4%
group (3 Persons)(5)
---------------------------------------------- ----------------------------------- -----------------------------------


* Denotes Director of the Company
---------

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of February 1, 2000 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

(2) Includes 1,527,500 shares issuable pursuant to stock options exercisable within 60 days of February 1, 2000.

(3) Includes 300,000 shares issuable pursuant to stock options exercisable within 60 days of February 1, 2000.

(4) Includes 107,500 shares issuable pursuant to stock options exercisable within 60 days of February 1,

     2000.

(5) Includes 1,935,000 shares issuable pursuant to stock options exercisable within 60 days of February 1, 2000.

We are unaware of any person who owns 10% or more of our voting securities. We are unaware of any arrangements, the operation of which may at a subsequent date result in a change of corporate control.

                              CERTAIN TRANSACTIONS

Within the last three fiscal years, we have entered into the transactions set out below in which our current directors or officers were interested.

In October 1996 we entered into an agreement with Sideware Systems Inc. effective November 1, 1995 pursuant to which certain costs associated with our premises and operations were shared with Sideware Systems Inc. The principal costs subject to the cost-sharing agreement included:

- costs of the North Vancouver premises which we share with Sideware Systems Inc.; and

- personnel costs (billed through Techwest Management Inc. - see below) including, inter alia, the salary costs of our President and accounting personnel; and

Prior to October 1999 we shared the common costs equally with Sideware Systems Inc. By a Cost Sharing and Allocation Agreement executed in October 1999, we agreed with Sideware Systems Inc. to re-allocate the common costs 20% to us and 80% to Sideware Systems Inc. effective from January 1, 1999. The reason for the reallocation of costs was the substantially greater level of business conducted by Sideware Systems Inc., and its corresponding greater use of the common premises and personnel.

Sideware Systems Inc. is a software development company whose shares trade on the Canadian Venture Exchange and the OTC Bulletin Board. The directors of Sideware Systems Inc. include Owen Jones, Grant Sutherland and James Speros.

Shared costs under the Cost Sharing and Allocation Agreement are administered by Techwest Management Inc., a private management company. In addition, services of certain of our personnel are provided to us through Techwest Management Inc. Techwest Management Inc. is a private management company in which Owen Jones and Grant Sutherland each hold a one third interest. The personnel whose services are provided through Techwest Management Inc. include, inter alia, Owen Jones and our accounting personnel. Effective June 1, 1998, Mr. Jones receives an annual salary of Cdn$120,000 (approximately US$81,600) from Techwest Management Inc. The cost of Mr. Jones' salary is currently borne 20% by us and 80% by Sideware Systems Inc.

From time to time, either our payments or those of Sideware Systems Inc. have exceeded the proportionate share required under the cost sharingarrangement, giving rise to indebtedness as between us, Sideware Systems Inc. and Techwest Management Inc. Through much of 1998 and 1999, we were indebted to Sideware Systems Inc., as we did not have sufficient cash available to pay our proportionate share of the common operating costs. As at February 1, 2000 we have paid off this intercorporate indebtedness.

Techwest Management Inc. passes shared costs (including personnel costs) through to us and Sideware Systems Inc. at cost, without any markup.

During the fiscal year ended December 31, 1998 we purchased approximately $26,000 worth of computer equipment from Sideware Systems Inc. During the nine month period ended September 30, 1999 our purchases or computer equipment from Sideware Systems Inc. were approximately $21,000. We purchase most of our computer equipment through Sideware Systems Inc. owing to favorable pricing on IBM equipment available to Sideware Systems Inc. Sideware Systems Inc. charged a markup on the initial purchases, but its current policy is to pass such equipment on to us at cost.

We entered into a Software Development and License Agreement dated September 20, 1999 with Sideware Systems Inc. Pursuant to the Software Development and License Agreement, we developed a program named the "Wizmaster", for incorporation into Sideware's "Dr. Bean" program. Dr. Bean is an electronic Customer Relations Management ("eCRM") program which supports live chat over the internet between companies and their customers. One of the features of Dr. Bean, known as "AutoService", displays automated questions for customer response, and then processes the customer's inquiry according to the response he selects. Wizmaster permits Dr. Bean users to customize the questions and answers used in the AutoService feature through a user friendly drop-and-drag procedure.

Under the Software Development and License Agreement, Sideware Systems Inc. agreed to pay the cost of developing Wizmaster on a cost plus 10% basis. Sideware Systems Inc. acquired, at no further charge, a perpetual worldwide license to use Wizmaster as part of Dr. Bean. We are prohibited from licensing Wizmaster to any other software developer (but not to systems integrators) for a period of one year starting from the date Wizmaster becomes generally available to purchasers of Dr. Bean.

Effective October 31, 1998 Sideware Systems Inc. purchased an interest in the proceeds of a judgment which we obtained on April 2, 1998 against John Kosituk, in the amount of $300,000, in British Columbia Supreme Court Action No. C972736. Sideware Systems Inc. paid $136,000 on account of the purchase price, which was subject to adjustment depending on the benefit ultimately received by Sideware Systems Inc. pursuant to the judgment. On March 18, 1999 the British Columbia Court of Appeal allowed an appeal from the judgment. As a result, we repaid the $136,000.

In November 1995 we entered into a License Agreement with NetMedia Systems Inc., a private company in which Owen Jones and Grant Sutherland hold interests, and a Joint Venture Agreement with NetMedia Systems Inc. and Sideware Systems Inc. None of the business contemplated by the agreements proceeded, with the result that the agreements were terminated in October 1999.

We have entered into transactions regarding our Vancouver office premises in which one of our directors, Grant Sutherland, is interested. See "Description of Property"

We have acquired legal services from the law firm Sutherland Johnston, of which Grant Sutherland is a partner. The amount of such legal services prior to December 31, 1998 was not material. Subsequent to December 31, 1998 Sutherland Johnston have performed approximately $33,000 (exclusive of taxes and disbursements) worth of legal services for us.

During our last three fiscal years and the nine month period ended September 30, 1999 Grant Sutherland has acquired the following shares in private placements:

- 780,000 shares at a price of $0.25 per share pursuant to a private placement conducted in May 1998;
- 300,000 shares at a price of $0.20 per share pursuant to a private placement conducted in September 1998;
- 1,000,000 shares at a price of $0.15 per share pursuant to a private placement conducted in March 1999;
- 1,000,000 shares at a price of $0.15 per share pursuant to a private placement conducted in September 1999;
- 135,000 shares at a price of $0.15 per share pursuant to a private placement conducted in October 1999; and
- 150,000 shares at a price of $0.60 per share pursuant to a private placement conducted in December 1999.

During our last three fiscal years and the nine month period ended September 30, 1999 Owen Jones has acquired the following shares in private placements:

- 1,000,000 shares at a price of $0.15 per share pursuant to a private placement conducted in March 1999.


                          DESCRIPTION OF CAPITAL STOCK

SHARE CAPITAL

The authorized capital of the Company is 50,000,000 shares of common stock, $0.001 par value, of which 43,986,833 were issued and outstanding on February 1, 2000.

         COMMON STOCK

The Shares to be registered are common shares in our capital stock. Holders of common shares are entitled to one vote for each share held of record at general meetings of our shareholders. Accordingly, holders of a majority of the common shares voting in any election of directors will have the ability to elect all the directors standing for election. All common shares participate equally in dividends we pay, and in the proceeds of any liquidation, dissolution or winding up. There are no pre-emption rights and our articles of incorporation and by-laws contain no provisions that would delay, defer, or prevent a change in control. Our articles of incorporation and by-laws provide for the release and indemnification of our directors and officers as to certain liabilities arising from their actions in such capacities to the fullest extent permitted by law.

OPTIONS TO PURCHASE SECURITIES FROM THE COMPANY

         INCENTIVE STOCK OPTIONS

From time to time, we grant incentive stock options to directors, officers, consultants, and employees. We have granted a total of 7,730,000 incentive stock options permitting optionees to acquire common shares at a price of $0.20 per share. Of those stock options:

(a) 230,000 have expired without being exercised;
(b) 3,473,500 have been exercised up to February 1, 2000; and
(c) 4,026,500 remain outstanding as at February 1, 2000.

948,000 incentive stock options were exercised prior to September 30, 1999. Between September 30, 1999 and February 1, 2000 an additional 2,525,500 incentive stock options to acquire shares at $0.20 per share have been exercised by directors, officers, consultants and employees. Of those, the following incentive stock options were exercised by directors and executive officers:

         Grant Sutherland           1,120,000 options at $0.20 per share


The incentive stock options described above were granted pursuant to a Stock Option Plan adopted in December 1997. In December 1999 we filed a registration statement on Form S-8 with respect to the Stock Option Plan.

TRANSFER AGENT

The transfer agent for our common stock is Colonial Stock Transfer Company of 455 East 400 South, Suite 100, Salt Lake City, UT 84111.

                              SELLING SHAREHOLDERS

The shares offered for sale pursuant to this Prospectus consist of 11,095,000 shares (the "Shares"). The Selling Shareholders acquired the Shares pursuant to a private placements conducted during 1999. Selling Shareholders listed as 1, 3 and 5 acquired their Shares at a price of $0.15 per Share pursuant to a private placement conducted in March 1999. Selling Shareholders listed as 6 to 11 below acquired their shares at a price of $0.15 per Share pursuant to a private placement conducted in June 1999. Selling Shareholders listed as 12 to 15 below acquired their Shares at a price of $0.15 per Share pursuant to private placements conducted in September and October 1999. Selling Shareholders listed as 17 to 22 below acquired their Shares at a price of $0.60 per Share pursuant to a private placement conducted in December 1999. Welcome Opportunities Ltd. acquired 500,000 shares at $.15 per Share pursuant to a private placement conducted in March 1999 and 500,00 Shares at $.15 per Share pursuant to a private placement conducted in June 1999. Grant Sutherland acquired 1,000,000 shares at $.15 per Share pursuant to a private placement conducted in March 1999 and 150,000 Shares at $.60 per Share pursuant to a private placement conducted in December 1999. Beau-J Holdings Ltd., a private holding company owned by Grant Sutherland, acquired 1,135,000 Shares at $0.15 per Share pursuant to private placements conducted in September and October 1999.

The following table sets forth, as of February 1, 2000, and upon completion of the offering described in this Prospectus, information with regard to the beneficial ownership of our common shares by the Selling Shareholders. Information in the column "Total Shareholdings After Completion of Offering" is based on information provided to us by the Selling Shareholders and is accurate to the best of our knowledge. The Selling Shareholders may not have a present intention of selling the Shares and may offer less than the number of Shares indicated.


                                                                           TOTAL SHAREHOLDINGS AFTER
               SELLING SECURITY HOLDER                   NO. OF SHARES     COMPLETION OF OFFERING(1)

1.  Owen Jones (2)                                         1,000,000                       2,080,500
2.  Grant Sutherland (3)                                   1,150,000                         707,500
3.  695183 B.C. Ltd.  (4)                                  1,000,000                     see note (4)
4.  Welcome Opportunities Ltd.                             1,000,000                             Nil
5.  Donald Anderson                                          900,000                         170,000
6.  Bolder Investment Partners                               500,000                             Nil
7.  J.R. Sparling MD Incorporated                            500,000                             Nil
8.  APL Securities Ltd.                                      500,000                             Nil
9. Nottinghill Resources Ltd.                                500,000                             Nil
10. 9051 Investments Ltd. (5)                                 50,000                     see note (5)
11. Daphne Thomas (5)                                         50,000                          25,000
12. Melvin Earl Beaumont (4)                                 450,000                         157,500
13. Marguerite Beaumont (4)                                  450,000                             Nil
14. Rendeco Holdings Ltd.                                    450,000                             Nil
15. Worldwide Mortgage Corp. Ltd.                            450,000                             Nil
16. Beau-J Holdings Ltd. (3)                               1,135,000                     see note (3)
17. Jeffrey W. Lubore (6)                                    150,000                         100,000
18. David A. Robinson                                        150,000                             Nil

                                      48

                                                                           TOTAL SHAREHOLDINGS AFTER
               SELLING SECURITY HOLDER                   NO. OF SHARES     COMPLETION OF OFFERING(1)

19. Thomas M. Dunkenberger                                   150,000                           5,000
20. Michael M. Hawes                                         150,000                          12,000
21. Clive Forth                                              110,000                             Nil
22. Michael Colen                                            300,000                          15,000

(1) Calculated on the assumption that all Shares offered by each Selling Shareholder are sold. Total shareholdings stated include shares issuable pursuant to incentive stock options exercisable within 60 days of February 1, 2000.
(2) Owen Jones is our President and a member of our Board of Directors. Total shareholdings stated for Mr. Jones include 1,527,500 shares issuable pursuant to incentive stock options.
(3) Grant Sutherland is the Chairman of our Board of Directors. Total shareholdings stated for Mr. Sutherland include 107,500 shares issuable pursuant to incentive stock options. Total shareholdings stated for Mr. Sutherland also include shares owned by Beau-J Holdings Ltd., a private holding company owned by Mr.
     Sutherland.
(4) Total shareholdings stated for Melvin Beaumont include shares owned by 69518 Alberta Ltd., a private holding company owned by Melvin Beaumont. Marguerite Beaumont is the wife of Melvin Beaumont.
(5) Daphne Thomas is a consultant to us. Total Shareholdings reported for Ms. Thomas include 25,000 shares issuable pursuant to incentive stock options. 9051 Holdings Ltd. is a private holding company owned by Ms.
     Thomas.
(6) Jeffrey W. Lubore is a consultant to us. Total Shareholdings reported for Mr. Lubore include 100,000 shares issuable pursuant to incentive stock options.

To the best of our knowledge, assuming that all of the Shares offered by each Selling Shareholder are sold, no Selling Shareholder other than Owen Jones, Grant Sutherland, or Melvin Beaumont will own or control in excess of 1% of our voting securities.

                              PLAN OF DISTRIBUTION

The Shares offered hereby may be sold from time to time by the Selling Shareholders. These sales may be made privately, through the OTC Bulletin Board quotation service, or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by each of the Selling Shareholders acting as principal for its own account or in ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in the re-sales.

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Shareholders in amounts to be negotiated in connection with the sale. These broker-dealers and any other participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales, and any such commission, discount or concession may be deemed to be underwriting discounts or commission under the Securities Act. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

It is not possible at the present time to determine the price to the public in any sale of the Shares by the Selling Shareholders and each Selling Shareholder reserves the right to accept or reject, in whole or in part, any proposed purchaser of Shares. Accordingly, the public offering price and the amount of any applicable sales or underwriting discounts or commissions will be determined at the time of such sale by the Selling Shareholders. The aggregate proceeds to the Selling Shareholders from the sale of the Shares will be the purchase price of the Shares less all applicable commissions and underwriters' discounts, if any. We will pay substantially all the expenses incident to the registration, offering and sale of the Shares to the public by the Selling Shareholders (currently estimated to be $130,000), other than fees, discounts and commissions of underwriters, dealers or agents, if any, and transfer taxes.

                                  LEGAL MATTERS

Certain legal matters relating to the legality of the issuance of the Shares offered by this Prospectus will be passed upon by William K. Ziering, Attorney At Law, of Four Embarcadero Center, Suite 3400, San Francisco, CA 94111-4187.

                                     EXPERTS

The consolidated balance sheets of the Company as at December 31, 1998 and 1997, and the consolidated statements of operations, stockholders' deficit and cash flows for the years ended December 31, 1998, 1997, and 1996 have been included herein and elsewhere in this Registration Statement in reliance upon the report of KPMG LLP, independent chartered accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS

Report of Independent Accountants
Consolidated Balance Sheet
Consolidated Statement of Income
Consolidated Statement of Change in Shareholders' Equity
Consolidated Statement of Cash Flows
Notes to Consolidated Financial Statements

===============================================================
     NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, OR AN OFFER TO SELL OR A SOLICITATION OF
AN  OFFER  TO  BUY  ANY   SECURITIES  BY  ANY  PERSON  IN  ANY
JURISDICTION   WHERE  SUCH  OFFER  OR   SOLICITATION   IS  NOT
AUTHORIZED  OR IS  UNLAWFUL.  NEITHER  THE  DELIVERY  OF  THIS
PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.
                      TABLE OF CONTENTS
                                                          PAGE
Additional Information....................................
Enforceability of Civil Liability.........................
Prospectus Summary........................................
Risk Factors..............................................
Cautionary Notice regarding Forward-Looking Statements....
Use of Proceeds...........................................
Nature of Trading Market..................................
Dividend Policy...........................................
Capitalization............................................
Selected Consolidated Financial Data......................
Management's Discussion and Analysis of Financial Condition
  and Results of Operation................................
Business..................................................
Management................................................
Principal Shareholders....................................
Certain Transactions......................................
Description of Capital Stock..............................
Selling Shareholders......................................
Plan of Distribution......................................
Legal Matters.............................................
Experts...................................................
Index to Financial Statements..........................F-1
   UNTIL -, 2000 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
===============================================================


===============================================================
















                        BRAINTECH, INC.










                   11,095,000 COMMON SHARES





                          ----------
                          PROSPECTUS
                          ----------





                        FEBRUARY, 2000




===============================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will not receive any proceeds from the sale of Shares by the Selling Shareholders.

We will pay substantially all the expenses incident to the registration, offering and sale of the Shares to the public by the Selling Shareholders other than fees, discounts and commissions of underwriters, dealers or agents, if any, and transfer taxes. Those expenses are estimated as follows:


                                                                                        AMOUNT(1)
                                                                                    ------------------
                                                                                     (STATED IN US$)
         SEC Registrtion Fee..................................................          $10,000
         Legal Fees and Expenses..............................................           40,000
         Accounting fees and expenses.........................................           20,000
         Blue Sky Qualification fees and expenses.............................            5,000
         Printing.............................................................           40,000
         Transfer Agent and Registrar Fees....................................            5,000
         miscellaneous expenses and Qualification.............................           10,000
                Total.........................................................         $130,000

         -------------------
         (1) All amounts have been estimated except the SEC registration fee. All of the above expenses will be payable by us.

ITEM 14.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Article VIII of our By-Laws, any past or present director, officer, or employee (or person serving as such for another corporation, at our request) or a testator or intestate thereof, is entitled to be indemnified by us in respect of any expenses (including without limitation attorneys' fees, judgments, fines, and penalties) reasonably incurred by him in defending any civil, criminal or administrative action, suit or proceeding to which he is made a party by reason of his position with us (or other corporation at our request). Indemnification is not available to the extent that it is adjudged in such action, suit or proceedings that the officer, director or employee was liable to us (or such other corporation) for negligence or misconduct in the performance of duty.

A judgment or conviction (including a conviction based on a plea of guilty or nolo contendere or its equivalent) shall not itself be deemed an adjudication that the director, officer or employee was liable for negligence or misconduct in the performance of his duties. A person claiming indemnification may have his entitlement determined by:

(a) order of the Court or administrative body having jurisdiction in the action, suit, or proceeding;

(b) a resolution adopted by a majority of the quorum of our Board of Directors (not counting any director who has incurred expenses in connection with the action, suit or proceeding);

(c) a resolution of the majority of our stockholders (if there is no quorum of directors available who have not incurred expenses in connection with the action, suit or proceeding);

(d) a resolution of the majority of our directors entitled to vote at any meeting; or

(e)      any order of any Court having jurisdiction over us.

Any such determination that a payment by way of indemnification should be made is binding on us.

The right of indemnification given under Article VIII of the By-Laws is not exclusive of any such other right under any By-Law, agreement, shareholders' resolution, provision of law, or otherwise. The provisions of Article VIII also apply to any member of any committee appointed by our Board of Directors.

ITEM 15.      RECENT SALES OF UNREGISTERED SECURITIES

During the fiscal year ending December 31, 1996 we issued 4,683,333 shares in private placements. These shares were issued pursuant to exemptions from registration pursuant to Rule 504 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). We received consideration of $953,790, net of legal costs. 950,000 shares were issued January 4, 1996 at a price of $0.1895 per share (equivalent to gross proceeds of $180,000). 733,333 shares were issued April 3, 1996 at a price of $0.2523 per share (equivalent to gross proceeds of $185,000). 2,000,000 shares were issued June 5, 1996 at a price of $0.20 per share (equivalent to gross proceeds of $400,000). 1,000,000 shares were issued September 23, 1996 at a price of $0.20 per share.

During the fiscal year ending December 31, 1996 we issued 1,200,000 shares at a deemed value of $240,000 to one of our former directors and a consultant in payment of performance bonuses for technical services rendered to us. 400,000 shares were issued on December 26, 1996 to Paco Nathan, then one of our directors, at a deemed value of $80,000. 800,000 shares were issued on December 26, 1996 to Brad Martin at a deemed value of $160,000. Brad Martin is a principal of North Shore Circuit Design, a software consulting firm located in Austin, Texas. North Shore Circuit Design provided services to us in relation to the development of the BrainTron processor. These shares were issued pursuant to exemptions from registration under Section 4(2) of the Securities Act.

During the fiscal year ending December 31, 1997 we issued 3,000,000 shares in private placements. These shares were issued pursuant to exemptions from registration pursuant to Rule 504 of Regulation D under the Securities Act. We received consideration of $548,270.50, net of legal costs. 1,000,000 shares were issued March 20, 1997 at a price of $0.20 per share (equivalent to gross proceeds of $200,000). 1,000,000 shares were issued May 29, 1997 at a price of $0.20 per share (equivalent to gross proceeds of $200,000). 1,000,000 shares were issued December 24, 1997 at a price of $0.15 per share (equivalent to gross proceeds of $150,000).

In May 1997 we issued 300,000 shares at a deemed value of $60,000 to Paragon Communications in consideration for investor relations services. These shares were issued pursuant to exemptions from registration Section 4(2) of the Securities Act.

During the first half of 1998 we issued 1,600,000 shares in a private placement. These shares were issued pursuant to exemptions from registration pursuant to Rule 504 of Regulation D under the Securities Act. We received consideration of $396,870, net of legal costs. 1,200,000 shares were issued on March 27, 1998 at a price of $0.25 (equivalent to gross proceeds of $300,000). Grant Sutherland, one of our directors, was the beneficial purchaser of 780,000 of the 1,200,000 shares. 400,000 shares were issued on May 4, 1998 at a price of $0.25 (equivalent to gross proceeds of $100,000).

In July and August 1998 we issued 900,000 shares on the exercise of stock options granted to our directors, officers, employees and consultants. We received consideration of $180,000. Directors exercised 600,000 of the 2,200,000 options. These shares were issued pursuant to exemptions from registration pursuant to Rule 504 of Regulation D under the Securities Act.

In September 1998 we conducted a private placement of 1,250,000 shares at $0.20 per share. The shares were issued pursuant to exemptions from registration pursuant to Rule 504 of Regulation D under the Securities Act. We received consideration of $248,750, net of legal costs. Grant Sutherland, one of our directors, was the beneficial purchaser of 300,000 of the shares.

In March 1999 we conducted a private placement of 4,400,000 shares at $0.15 per share. The shares were issued pursuant to exemptions from registration pursuant to Rule 506 of Regulation D under the Securities Act. We received gross proceeds of $660,000. Grant Sutherland and Owen Jones, members of our Board of Directors, purchased 1,000,000 shares each.

In June 1999 we conducted a private placement of 2,600,000 shares at $0.15 per share. The shares were issued pursuant to exemptions from registration pursuant to Rule 506 of Regulation D under the Securities Act. We received gross proceeds of $390,000. None of our directors participated in this private placement.

In September and October 1999 we conducted private placements of 2,935,000 shares at $0.15 per share. The shares were issued pursuant to exemptions from registration pursuant to Rule 506 of Regulation D under the Securities Act. We received gross proceeds of $440,250. Beau-J Holdings Ltd., a private holding company owned by Grant Sutherland, one of our directors, purchased 1,135,000 shares. Owing to administrative delays, 450,000 of the shares were issued in December 1999 and 285,000 of the shares were issued in February 2000.

In December 1999 we conducted a private placement of 1,160,000 shares at $0.60 per share. The shares were issued pursuant to exemptions from registration pursuant to Rule 506 of Regulation D under the Securities Act. We received gross proceeds of $696,000. Grant Sutherland, one of our directors, purchased 150,000 shares.

See "DESCRIPTION OF CAPITAL STOCK - Share Capital."

ITEM 16.      EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     NUMBER                            EXHIBIT
     ------                            -------

     3.1(1)       Articles of Incorporation, dated February 27, 1987
     3.2(1)       Articles of Amendment, dated July 14,1998
     3.3(1)       Articles of Amendment, dated June 28, 1990
     3.4(1)       Articles Of Amendment of the Company, dated February 8, 1993
     3.5(1)       Articles of Amendment of the Company, dated April 6, 1993
     3.6(1)       Articles of Amendment of the Company, dated December 6, 1993
     3.7(1)       By-Laws of the Company
     4.1(1)       Specimen Stock Certificate
     5.1          Opinion of William K. Ziering, Attorney-at-Law
     10.1(1)      License Agreement between the Company and Willard W. Olson, dated January 5, 1995.
     10.2(1)      Product Development Agreement between the Company and United
                  Technologies Microelectronic Systems Inc., dated July 6, 1998.
     10.3(1)      Manufacturing and Sales Agreement between the Company and
                  United Technologies Microelectronic Systems Inc., dated
                  July 6, 1998.
     10.4(1)      Operating Agreement between the Company and Sideware Systems
                  Inc., dated November 1, 1995
     10.5(1)      Cost Sharing and Allocation Agreement between the Company
                  and Sideware Systems Inc.
     10.6(1)      Assignment of Lease and Modification of Lease Agreement dated
                  August 17, 1998 between HOOPP Realty Inc., Techwest Management
                  Inc., Sideware Systems Inc., and BrainTech, Inc.
     10.7(1)      Software Development and License Agreement dated September
                  20, 1999 between the Company and Sideware Systems Inc.
     10.8(1)      Lease effective as of July 1, 1999 between the Company,
                  Techwest Management Inc., Sideware Systems Inc. and Pacific
                  Centre Leaseholds Ltd.
     10.9(1)      Assignment Agreement effective as of July 1, 1999 between the
                  Company, Techwest Management Inc., Sideware Systems Inc., and
                  SJM Management Ltd.
    10.10(1)      Agreement between the Company, Mercator Robotec Inc. and
                  Satisfied Brake Products Inc.
    11.1(1)       Computation of net loss per share
    21.1(1)       Subsidiaries of the Registrant
      23.1        Consent of KPMG LLP
      23.2        Consent of William K. Ziering (included in Exhibit 5.1)
      24.1        Power of Attorney (included in the signature page to this
                  Registration Statement)
      27.1(1)     Summary Financial Data for the nine month period ended
                  September 30, 1999.

(1) Exhibit already on file.

ITEM 17.      UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) To file a post-effective amendment to the Registration Statement to include any financial statements required by section 10(a)(3) of the Act.

                                   SIGNATURES

       In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Vancouver, British Columbia, on February 9, 2000.

                                 BRAINTECH, INC.


                                 By: "W. GRANT SUTHERLAND"
                                     --------------------------------------
                                     W. Grant Sutherland
                                     Chairman of the Board of Directors



                                POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes W. Grant Sutherland, as attorney-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments.

       Pursuant to the requirements of the Securities Act of 1934, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                   TITLE                               DATE
---------                                   -----                               ----
"W. GRANT SUTHERLAND"                       Director, Chairman of               February 9, 2000
------------------------------------        the Board of Directors,
W. Grant Sutherland                         Principal Financial Officer,
                                            Principal Accounting Officer


"OWEN L.J. JONES"                           President, Chief Executive          February 9, 2000
------------------------------------        Officer and Director (Principal
Owen L.J. Jones                             Executive Officer)

                     Consolidated Financial Statements of

                     BRAINTECH,  INC.
                     (Expressed in U.S. Dollars)

                     (Unaudited - prepared by management)

                     Nine months ended September 30, 1999 and 1998

BRAINTECH, INC.

Consolidated Balance Sheets
(Expressed in U.S. Dollars)

(Unaudited - prepared by management)
September 30, 1999 and 1998

----------------------------------------------------------------------------------------------
                                                                     1999             1998
----------------------------------------------------------------------------------------------
ASSETS

Current assets:
    Cash and cash equivalents                                 $   134,375      $    89,572
    Accounts receivable                                            15,225           14,966
    Share subscriptions receivable                                   -             120,000
    Inventory                                                       3,575           38,625
    Prepaid expenses                                               16,596           26,904
    ------------------------------------------------------------------------------------------
                                                                  169,771          290,067
Due from directors and officers (note 5(a))                        10,130           10,130
Capital assets (note 6)                                            92,982           26,082
----------------------------------------------------------------------------------------------
                                                              $   272,883      $   326,279
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
    Accounts payable and accrued liabilities                  $    61,855      $    58,732
    Due to related companies (note 5(b))                          134,708          158,756
    ------------------------------------------------------------------------------------------
                                                                  196,563          217,488

Subscriptions received                                             20,270             -
Amounts in dispute (note 9(b))                                    606,000          606,000
----------------------------------------------------------------------------------------------
                                                                  822,833          823,488
Stockholders' deficit:
    Common stock (note 7):
      Authorized:  50,000,000 shares, with $0.001 par value
      Issued 39,721,333 shares (1998 - 30,371,333)                 39,721           30,371
    Additional paid-in capital (note 7)                         6,160,660        4,703,760
    Accumulated deficit                                           (58,800)         (58,800)
    Deficit accumulated during the development stage           (6,691,531)      (5,172,540)
    ------------------------------------------------------------------------------------------
                                                                 (549,950)        (497,209)
Future operations (note 2)
Contingencies (note 9)
Commitments (note 10)
----------------------------------------------------------------------------------------------
                                                              $   272,883      $   326,279
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

On behalf of the Board:


--------------------                          ------------------
Chairman                                      President

BRAINTECH, INC.

Consolidated Statements of Operations
(Expressed in U.S. Dollars)

(Unaudited - prepared by management)

-----------------------------------------------------------------------------------------------------
                                         Period from
                                        inception on
                                     January 3, 1994                Nine months ended September 30,
                                    to September 30,                ---------------------------------
                                                1999                          1999            1998
-----------------------------------------------------------------------------------------------------
Sales                                   $     57,510                    $     -        $    53,278
Cost of sales                                 30,005                          -             27,006
-----------------------------------------------------------------------------------------------------
Gross margin                                  27,505                          -             26,272
-----------------------------------------------------------------------------------------------------

Expenses:
    Research and development               1,582,350                       442,790         114,631
    Consulting and contractors               740,771                         4,210          32,900
    Salaries and benefits (note 11)        1,942,019                        92,083       1,040,317
    Selling, general and administrative    2,299,140                       396,879         362,351
    Non-operating expenses:
       Loss on disposal of capital assets     20,136                          -               -
       Write-down of marketable securities   100,000                          -              3,600
       Write-down of intangible assets        17,189                          -               -
       Write-down of organization costs       17,431                          -               -
-----------------------------------------------------------------------------------------------------
                                          (6,719,036)                     (935,962)     (1,553,799)
-----------------------------------------------------------------------------------------------------
Net loss                                $ (6,691,531)                   $ (935,962)    $(1,527,527)
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
Loss per share information:
       Basic                                 $ (0.30)                     $  (0.03)        $ (0.05)
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
Weighted average number of common
    shares outstanding:                   22,217,371                    33,470,783      27,892,117
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

BRAINTECH, INC.

Consolidated Statements of Stockholders' Deficit
(Expressed in U.S. Dollars)

(Unaudited - prepared by management)

----------------------------------------------------------------------------------------------------------------------
                                                                                                               Deficit
                                                                                                           accumulated
                                                                               Additional                   during the
                                                                     Common       paid-in   Accumulated    development
                                                       Shares         stock       capital       deficit          stage
----------------------------------------------------------------------------------------------------------------------
Balance, January 3, 1994                           17,400,000   $    17,400   $ 1,039,271   $   (58,800)   $     --
Loss for the period                                     --             --           --             --       (1,006,716)
----------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1994                         17,400,000        17,400     1,039,271       (58,800)    (1,006,716)
Loss for the period                                     --             --           --             --         (748,310)
----------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1995                         17,400,000        17,400     1,039,271       (58,800)    (1,755,026)

Common stock transactions
  (net of issue costs):
    Issued for cash at $.1895 per share               950,000           950       173,440          --            --
    Issued for cash at $.25 per share                 733,333           733       183,167          --            --
    Issued for cash at $.20 per share               3,000,000         3,000       592,500          --            --
    Shares issued for services rendered             1,200,000         1,200       238,800          --            --
Loss for the period                                     --             --            --            --         (959,945)
----------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1996                         23,283,333        23,283     2,227,178       (58,800)    (2,714,971)

Common stock transactions
  (net of issue costs):
    Issued for cash at $.20 per share               2,000,000         2,000       396,991          --            --
    Issued for cash at $.15 per share               1,000,000         1,000       148,279          --            --
    Shares issued for services rendered               300,000           300        59,700          --            --
Compensatory benefit of employee
  stock options                                         --             --         200,000          --            --
Loss for the period                                     --             --            --            --         (930,042)
----------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1997                         26,583,333        26,583     3,032,148       (58,800)    (3,645,013)

Common stock transactions
  (net of issue costs):
    Issued for cash at $.25 per share               1,600,000         1,600       398,400          --            --
    Issued for cash at $.20 per share               2,188,000         2,188       435,412          --            --
    Compensatory benefit of employee
      stock options                                     --             --         927,800          --            --
Loss for the period                                     --             --            --            --       (2,110,556)
----------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1998                         30,371,333        30,371     4,793,760       (58,800)    (5,755,569)

Common stock transactions
  (net of issue costs):
    Issued for cash at $0.15 per share              9,350,000         9,350     1,366,900          --             --
Loss for the period                                     --             --            --            --         (935,962)
----------------------------------------------------------------------------------------------------------------------
Balance, September 30, 1999                        39,721,333   $    39,721   $ 6,160,660   $   (58,800)   $(6,691,531)
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

BRAINTECH, INC.

Consolidated Statements of Cash Flows
(Expressed in U.S. Dollars)

(Unaudited - prepared by management)

--------------------------------------------------------------------------------------------------------
                                              Period from inception on
                                                       January 3, 1994   Nine months ended September 30,
                                                      to September 30,   -------------------------------
                                                                  1999               1999           1998
--------------------------------------------------------------------------------------------------------
                                                               (note 1)
Cash flows from operating activities:
    Loss for the period                                    $(6,691,531)       $  (935,962)   $(1,527,527)
    Items not involving cash:
        Amortization                                            57,716             20,261          9,537
        Bad debt                                                75,108               --             --
        Write-down of marketable securities                    100,000               --            3,600
        Write-down of intangible assets                         17,189               --             --
        Write-down of organization costs                        17,431               --             --
        Loss on disposal of capital assets                      20,136               --             --
        Shares issued for services rendered                    300,000               --             --
        Compensatory benefit of
         employee stock options                              1,127,800               --          837,800
    Change in operating assets and liabilities:
        Share subscriptions receivable                           --                  --         (120,000)
        Inventory                                               (3,575)            (3,575)       (38,625)
        Accounts receivable                                    (15,225)             7,208          6,496
        Prepaid expenses                                       (16,596)            (4,252)       (25,196)
        Accounts payable and accrued liabilities                36,677            (22,146)        38,232
    -----------------------------------------------------------------------------------------------------
    Net cash used for operating activities                  (4,974,870)          (938,466)      (815,683)
    -----------------------------------------------------------------------------------------------------
Cash flows from investing activities:
    Purchase of marketable securities                         (100,000)              --             --
    Purchase of capital assets                                (169,775)           (38,006)       (22,347)
    Proceeds from notes receivable                            (130,181)              --             --
    Proceeds from disposal of real estate                      306,752               --             --
    -----------------------------------------------------------------------------------------------------
    Net cash provided by (used for) investing activities       (93,204)           (38,006)       (22,347)
    -----------------------------------------------------------------------------------------------------
Cash flows from financing activities:
    Notes receivable                                            55,073               --             --
    Borrowings from directors and officers                      (2,826)              --             --
    Due to (from) related companies                            134,708          (308,152)       (52,686)
    Mortgages payable                                         (207,739)              --             --
    Share subscriptions received                                20,270            20,270            --
    Common shares issued, net of issue costs                 4,958,851         1,376,250        837,600
    -----------------------------------------------------------------------------------------------------
    Net cash provided by financing activities                4,958,337         1,088,368        784,914
---------------------------------------------------------------------------------------------------------
Increase (decrease) in cash and cash equivalents              (109,737)          111,896        (53,116)
Cash and cash equivalents, beginning of period                 244,112            22,479        142,688
---------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                   $   134,375       $   134,375    $    89,572
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
Supplemental information:
    Interest paid                                          $     2,902    $          --    $      2,155
    Taxes paid                                             $      --      $          --    $        --
Non-cash financing activities:
    Shares issued  for services rendered                   $   300,000    $          --    $        --
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)
(Unaudited - prepared by management)
Nine months ended September 30, 1999 and 1998
------------------------------------------------------------------------------


1.  ORGANIZATION:

    Braintech, Inc. (the "Company") was incorporated on March 4, 1987 under the laws of the State of Nevada as Tome Capital, Inc. The Company sold 1,500,000 shares to the public on May 11, 1987, pursuant to Rule 504 of the Security Act of 1933, as amended.

    The Company initially was in the business of real estate development. On January 3, 1994 the Company changed its name to Braintech Inc. and began operations as a high tech development Company, developing advanced video recognition software. All sales of its product and services are made in this industry segment.

2.  FUTURE OPERATIONS:

    During the nine months ended September 30, 1999, the Company incurred a loss of $935,962 and used cash for operating activities of $938,466. From inception of the business on January 3, 1994, the Company has incurred cumulative losses of $6,691,531 and used cash for operating activities of $4,974,870.

    These consolidated financial statements have been prepared on the going concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business. Operations to date have been primarily financed by equity transactions. The Company's future operations are dependent upon continued support by shareholders, the achievement of profitable operations and the successful completion of management's plan to obtain additional equity financing, although there can be no assurances that the Company will be successful. The consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

3.  SIGNIFICANT ACCOUNTING POLICIES:

    (a) Basis of presentation:

        These consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States and present the financial position, results of operations and cash flows of the Company and its wholly owned subsidiary Brainware Systems Inc., incorporated under the Company Act of British Columbia on March 30, 1994. All material inter-company balances and transactions have been eliminated.

        Through December 31, 1997, the consolidated financial statements of the Company issued to shareholders were presented in accordance with generally accepted accounting principles in Canada. The application of United States accounting principles to these consolidated financial statements has been made on a retroactive basis. In addition, to September 30, 1999, for United States accounting and reporting purposes the Company was considered to be in the development stage as it was devoting substantial efforts to developing its business operations.

BRAINTECH, INC.

Notes to Consolidated Financial Statements, page 2
(Expressed in U.S. Dollars)
(Unaudited - prepared by management)
Nine months ended September 30, 1999 and 1998
-------------------------------------------------------------------------------


3.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

    (b) Cash and cash equivalents:

        Cash and cash equivalents include highly liquid investments, such as term deposits, having original maturities of six months or less at the date of acquisition, that are readily convertible to contracted amounts of cash.

    (c) Research and development costs:

        Research and development costs are expensed as incurred.

    (d) Revenue recognition:

        The Company recognizes revenue when title has passed to the customer, the collectibility of the consideration is reasonably assured and the Company has no significant remaining performance obligations. An allowance for estimated future returns is recorded at the time revenue is recognized.

    (e) Marketable securities:

        Marketable securities are comprised of equity securities available for sale and are stated at market value. Decreases in market value that are considered to be other than temporary are charged to operations.

    (f) Capital assets:

        Capital assets are carried at cost less accumulated amortization. Amortization is calculated annually as follows:

        --------------------------------------------------------------------------------------
        Asset                                                       Basis             Rate
        --------------------------------------------------------------------------------------
        Furniture and fixtures                          declining-balance              20%
        Computer equipment                              declining-balance              30%
        Trade show assets                               declining-balance              20%
        Computer software                                   straight-line              50%
        Leasehold improvements                              straight-line       lease term
        --------------------------------------------------------------------------------------

    (g) Use of estimates:

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Actual amounts may differ from these estimates.

BRAINTECH, INC.

Notes to Consolidated Financial Statements, page 3
(Expressed in U.S. Dollars)
(Unaudited - prepared by management)
Nine months ended September 30, 1999 and 1998
--------------------------------------------------------------------------------


3.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

    (h) Foreign currency:

        Transactions denominated in foreign currencies are translated in U.S. dollars at the rate prevailing at the time of the transactions.

        At the balance sheet date, monetary assets and liabilities denominated in a foreign currency are translated at the current rate of exchange. Exchange gains and losses arising on translation or settlement of foreign currency denominated monetary items are included in the determination of net income for the current period.

    (i) Stock-based compensation:

        The Company has elected to apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations in accounting for its stock options. Under APB 25, compensation expense is only recorded to the extent that the exercise price is less than fair value on the date of grant. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards 123, "Accounting for Stock-Based Compensation" ("SFAS 123").

    (j) Income taxes:

        The Company follows the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized based on the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    (k) Concentration of credit risk:

        Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash equivalents.

        The Company maintains cash equivalents with various financial institutions located in Canada and the United States. The Company's policy is to limit the exposure at any one financial institution and to invest solely in highly liquid investments that are readily convertible to contracted amounts of cash.

    (l) Loss per share:

        Loss per share is calculated based on the weighted average number of shares outstanding. Fully diluted loss per share has not been presented as outstanding options are anti-dilutive.

    (m) Comprehensive income:

        Net income for the Company is the same as comprehensive income.

BRAINTECH, INC.

Notes to Consolidated Financial Statements, page 4
(Expressed in U.S. Dollars)
(Unaudited - prepared by management)
Nine months ended September 30, 1999 and 1998
--------------------------------------------------------------------------------

4.  MARKETABLE SECURITIES:

        --------------------------------------------------------------------------------------
                                                            September 30,    September 30,
                                                                     1999             1998
        --------------------------------------------------------------------------------------
        1,600 shares of Beverage Stores Inc., at market            $   -         $   3,600
        --------------------------------------------------------------------------------------

        The Company has recorded losses in prior years for permanent decreases in value

5.  RELATED PARTY BALANCES AND TRANSACTIONS:

    (a) Due from directors and officers:

        The amounts due from directors and officers represent cash advances provided to current directors and officers of the Company.

    (b) Due to related companies:

        The amount due to related companies under common control results from inter-company expense allocations and cash advances. On October 29, 1999 the Company agreed with Sideware Systems Inc. to re-allocate certain common costs effective January 1, 1999. The re-allocation has been reflected in these financial statements.

    (c) Transactions with directors and officers:

        During the nine month period ended September 30, 1999, the Company was charged $24,542 (September 30, 1998 - $21,306) for management and consulting services provided by directors and officers.

6.  CAPITAL ASSETS:

        --------------------------------------------------------------------------------------
                                                                             September 30,
                                                                                      1999
        --------------------------------------------------------------------------------------
                                                              Accumulated         Net book
                                                      Cost   amortization            value
        --------------------------------------------------------------------------------------
        Furniture and fixtures                   $  17,031       $  4,030        $  13,001
        Computer equipment                          72,383         20,049           52,334
        Trade show assets                           13,337          2,349           10,988
        Computer software                           29,929         25,224            4,705
        Leasehold improvements                      14,733          2,779           11,954
        --------------------------------------------------------------------------------------

                                                 $ 147,413       $ 54,431        $  92,982
        --------------------------------------------------------------------------------------

BRAINTECH, INC.

Notes to Consolidated Financial Statements, page 5
(Expressed in U.S. Dollars)
(Unaudited - prepared by management)
Nine months ended September 3, 1999 and 1998
------------------------------------------------------------------------------


6.  CAPITAL ASSETS (CONTINUED):

        --------------------------------------------------------------------------------------
                                                                                 September 30,
                                                                                          1998
        --------------------------------------------------------------------------------------
                                                                  Accumulated         Net book
                                                          Cost   amortization            value
        --------------------------------------------------------------------------------------
        Computer equipment                           $  22,283       $  2,183        $  20,100
        Computer software                               23,623         17,641            5,982
        --------------------------------------------------------------------------------------

                                                     $  45,906       $ 19,824        $  26,082
        --------------------------------------------------------------------------------------

7.  COMMON STOCK:

    (a) Of the shares outstanding at September 30, 1999, 14,630,000 shares (September 30, 1998 - 6,830,000) are subject to trading restrictions. These include the 1,500,000 shares retained by the Company, as described in note 7(b). The Company believes that any hold periods relating to 3,780,000 shares have expired but the shareholders have not applied to remove the restrictive designation.

    (b) 5,500,000 shares were issued for technology in 1993 and recorded at par value of $5,500. 1,500,000 shares have been retained by the Company because the development of the technology had not been completed.

    (c) Additional paid-in capital arises on the issuance of common shares at a price in excess of par value.

    (d) As at September 30, 1999 the Company had received subscriptions for shares of common stock for aggregate proceeds of $20,270

    (e) Stock options:

        The Company has reserved 7,500,000 common shares pursuant to a stock option plan. Options to purchase common shares of the Company may be granted by the Board of Directors and vest immediately.

        Stock option activity during the nine month period ended September 30, 1999 is as follows:

        ---------------------------------------------------------------------------------------------------
                          Weighted
                           average    Weighted   Outstanding                                    Outstanding
        Expiry            exercise     average  December 31,                       Forfeited  September 30,
        dates                price  fair value          1998    Granted  Exercised  /expired           1999
        ---------------------------------------------------------------------------------------------------
        November 28, 2002    $0.20       $0.19     4,097,000      -          -          -         4,097,000
        November 28, 2002    $0.20       $0.76     1,210,000      -          -        35,000      1,175,000
        November 28, 2002    $0.20       $0.77       125,000      -          -          -           125,000
        April 19, 2004       $0.20       $0.20             -  1,700,000      -          -         1,700,000
        ---------------------------------------------------------------------------------------------------

                                                   5,432,000  1,700,000      -        35,000      7,097,000
        ---------------------------------------------------------------------------------------------------

BRAINTECH, INC.
Notes to Consolidated Financial Statements, page 6
(Expressed in U.S. Dollars)
(Unaudited - prepared by management)
Nine months ended Sepember 30, 1999 and 1998
------------------------------------------------------------------------------


7.  COMMON STOCK (CONTINUED):

    The Company has adopted the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation" ("FAS 123") but has elected to continue measuring compensation costs using the intrinsic value based method of accounting. Under the intrinsic value based method, employee stock option compensation is the excess, if any, of the quoted market value of the stock at the date of grant over the amount an optionee must pay to acquire the stock. Included in expenses for the nine month period ended September 30, 1999 is $Nil representing a compensatory benefit (nine months ended September 30, 1998 $837,800)

8.  INCOME TAXES:

    To December 31, 1996, the Company has incurred losses for income tax purposes in Canada and the United States of approximately $25,000, which are available to reduce income for tax purposes through the year 2000.

    The unrecorded benefit of these loss carry forwards is approximately $12,500. Under the provisions of the Statement 109, the effect of this benefit has been fully offset by a valuation allowance due to the uncertainty of the realization of the benefits.

9.  CONTINGENCIES:

    The Company is engaged in the following legal disputes:

    (a) On February 1, 1999 a former employee of the Company commenced legal proceedings against the Company claiming approximately $100,000 in damages for alleged breach of a stock option agreement and approximately $7,500 alleged to be owing pursuant to a consulting agreement. The Company has filed a defence and counterclaim alleging breach of fiduciary duty and negligence. While the ultimate outcome is uncertain, management of the Company believes it will be successful in defending this action and accordingly no amount has been provided in these financial statements.

    (b) On March 16, 1999 three corporations commenced legal proceedings against the Company and certain of its present and former directors are claiming damages in the amount of $606,000 for breach of contract and conversion of stock certificates. The plaintiffs have not sought recovery of any shares of the Company. The Company has filed a defence and counterclaim alleging that the plaintiffs and a former promoter of the Company caused share certificates of the defendant to be issued to the plaintiffs improperly, and caused funds of the Company to be used for unauthorized and improper purposes. The Company has recorded the full amount of the $606,000 contingent claim.

BRAINTECH, INC.

Notes to Consolidated Financial Statements, page 7
(Expressed in U.S. Dollars)
(Unaudited - prepared by management)
Nine months ended September 30, 1999 and 1998
------------------------------------------------------------------------------


10. COMMITMENTS:

    The Company has the following minimum lease payments under operating leases for its premises:

        Three month period to December 31, 1999               $   16,000

        Year ended December 31, 2000                              64,500

        Year ended December 31, 2001                              67,000

        Year ended December 31, 2002                              61,500

        YEAR ENDED DECEMBER 31, 2003                              37,500
        ----------------------------------------------------------------

                                                              $  246,500
        ----------------------------------------------------------------

11. SALARIES AND BENEFITS:

    Salaries and benefits are comprised of the following:

   ------------------------------------------------------------------------------------------
                                               Period from
                                              Inception on
                                                January 3,
                                                      1994     Nine months ended September 30
                                           to September 30,    -------------------------------
                                                       1999          1999             1998
    ------------------------------------------------------------------------------------------
    Payments and accrued liabilities          $     814,219   $    92,083      $   202,517
    Compensatory benefit of employee
    stock options                                 1,127,800          -             837,800
    ------------------------------------------------------------------------------------------

                                              $   1,942,019   $      92,083    $ 1,040,317

    ------------------------------------------------------------------------------------------

INDEPENDENT AUDITORS' REPORT

The Board of Directors
Braintech, Inc.

We have audited the consolidated balance sheets of Braintech, Inc. and subsidiary, a development stage enterprise, as at December 31, 1998 and 1997 and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the years in the three year period ended December 31, 1998 and for the period from inception on January 3, 1994 to December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Braintech, Inc. and subsidiary, a development stage enterprise, as at December 31, 1998 and 1997 and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1998 and for the period from inception on January 4, 1994 to December 31, 1998, in conformity with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



KPMG LLP (SIGNED)


Chartered Accountants


Vancouver, Canada

April 15, 1999, except
as to note 12 which is as of June 30, 1999

BRAINTECH, INC.
Consolidated Balance Sheets
(Expressed in U.S. Dollars)

December 31, 1998 and 1997

------------------------------------------------------------------------------
                                                      1998              1997
------------------------------------------------------------------------------

Assets

Current assets:
  Cash and cash equivalents                       $    22,479     $   142,688
  Accounts receivable                                  22,433          21,462
  Marketable securities (note 4)                         -              3,600
  Prepaid expenses                                     12,344           1,708
  ---------------------------------------------------------------------------
                                                       57,256         169,458

Due from directors and officers (note 5(a))            10,130          10,130

Capital assets (note 6)                                75,237          13,272
-----------------------------------------------------------------------------
                                                  $   142,623     $   192,860
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

Liabilities and Stockholders' Deficit

Current liabilities:
  Accounts payable and accrued liabilities        $    84,001     $    20,500
  Due to related companies (note 5(b))                442,860         211,442
  ---------------------------------------------------------------------------
                                                      526,861         231,942

Amounts in dispute (note 9(b))                        606,000         606,000
-----------------------------------------------------------------------------
                                                    1,132,861         837,942

Stockholders' deficit:
  Common stock (note 7):
   Authorized: 50,000,000 shares, with
    $0.001 par value
   Issued: 30,371,333 shares (1997 - 26,583,333)       30,371          26,583
  Additional paid-in capital (note 7)               4,793,760       3,032,148
  Accumulated deficit                                 (58,800)        (58,800)
  Deficit accumulated during the development
   stage                                           (5,755,569)     (3,645,013)
  ----------------------------------------------------------------------------
                                                     (990,238)       (645,082)

Future operations (note 2)
Contingencies (note 9)
Commitments (note 10)
Subsequent events (notes 9 and 12)
-----------------------------------------------------------------------------
                                                  $   142,623     $   192,860
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

On behalf of the Board:


Owen Jones (signed)           President
----------------------------

Grant Sutherland (signed)     Chairman
----------------------------

BRAINTECH, INC.
Consolidated Statements of Operations
(Expressed in U.S. Dollars)

---------------------------------------------------------------------------------------------
                                  Period from
                                 inception on
                              January 3, 1994
                              to December 31,               Years ended December 31,
                                                   ------------------------------------------
                                         1998             1998           1997           1996
---------------------------------------------------------------------------------------------
Sales                             $    57,510      $    57,510      $       -      $       -
Cost of sales                          30,005           30,005              -              -
---------------------------------------------------------------------------------------------

Gross margin                           27,505           27,505              -              -

Expenses:
  Research and development          1,139,560          321,378        148,527        260,384
  Consulting and contractors          736,561           24,785         17,770        204,114
  Salaries and benefits (note 11)   1,849,936        1,226,230        415,014        134,208
  Selling, general and
   administrative                   1,902,261          560,180        348,731        314,839
  Non-operating expenses:
    Loss on disposal of capital
     assets                            20,136            1,888              -              -
    Write-down of investments         100,000            3,600              -         46,400
    Write-down of intangible
     assets                            17,189                -              -              -
    Write-down of organization
     costs                             17,431                -              -              -
  -------------------------------------------------------------------------------------------
                                    5,783,074        2,138,061        930,042        959,945
---------------------------------------------------------------------------------------------

Net loss                          $(5,755,569)     $(2,110,556)     $(930,042)     $(959,945)
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------

Loss per share information:
  Basic                           $     (0.26)     $     (0.07)     $   (0.04)     $   (0.05)
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------

Weighted average number of
 common shares outstanding         21,813,674       28,620,884     25,464,978     20,354,525
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

BRAINTECH, INC.
Consolidated Statements of Stockholders' Deficit
(Expressed in U.S. Dollars)

----------------------------------------------------------------------------------------------------
                                                                                          Deficit
                                                                                         accumulated
                                                                Additional                during the
                                                     Common      paid-in    Accumulated  development
                                         Shares      stock       Capital     deficit        stage
----------------------------------------------------------------------------------------------------
Balance, January 3, 1994                17,400,000   $17,400    $1,039,271   $(58,800)   $        --
Loss for the period                             --        --            --         --     (1,006,761)
----------------------------------------------------------------------------------------------------
Balance, December 31, 1994              17,400,000    17,400     1,039,271   (58,800)     (1,006,716)
Loss for the period                             --        --            --        --        (748,310)
----------------------------------------------------------------------------------------------------
Balance, December 31, 1995              17,400,000    17,400     1,039,271   (58,800)     (1,755,026)

Common stock transactions
  (net of issue costs):
  Issued for cash at $.1895 per share      950,000       950       173,440        --              --
  Issued for cash at $.25 per share        733,333       733       183,167        --              --
  Issued for cash at $.20 per share      3,000,000     3,000       592,500        --              --
  Shares issued for services
    rendered                             1,200,000     1,200       238,800        --              --
Loss for the period                             --        --            --        --        (959,945)
----------------------------------------------------------------------------------------------------
Balance, December 31, 1996              23,283,333    23,283     2,227,178    (58,800)    (2,714,971)

Common stock transactions
  (net of issue costs):
  Issued for cash at $.20 per share      2,000,000     2,000       396,991        --              --
  Issued for cash at $.15 per share      1,000,000     1,000       148,279        --              --
  Shares issued for services
    rendered                               300,000       300        59,700        --              --
Compensatory benefit of employee
  stock options                                 --        --       200,000        --              --
Loss for the period                             --        --            --        --        (930,042)
----------------------------------------------------------------------------------------------------
Balance, December 31, 1997              26,583,333    26,583     3,032,148    (58,800)    (3,645,013)
Common stock transactions
  (net of issue costs):
  Issued for cash at $.25 per share      1,600,000     1,600       398,400        --              --
  Issued for cash at $.20 per share      2,188,000     2,188       435,412        --              --
Compensatory benefit of employee
  stock options                                 --        --       927,800        --              --
Loss for the period                             --        --            --        --      (2,110,556)
----------------------------------------------------------------------------------------------------
Balance, December 31, 1998              30,371,333   $30,371    $4,793,760   $(58,800)   $(5,755,569)
----------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

BRAINTECH, INC.
Consolidated Statements of Stockholders' Deficit
(Expressed in U.S. Dollars)

---------------------------------------------------------------------------------------------------
                                             Period from
                                             inception on
                                            January 3, 1994         Years ended December 31,
                                            to December 31,  --------------------------------------
                                                 1998           1998          1997         1996
---------------------------------------------------------------------------------------------------
Cash flows from operating activites:
  Loss for the period                        $(5,755,569)    $(2,110,556)   $(930,042)   $(959,945)
  Items not involving cash:
    Amortization                                  37,455          24,135       10,287           --
    Bad debt                                      75,108              --           --           --
    Write-down of investments                    100,000           3,600                    46,400
    Write-down of intangible assets               17,189              --           --           --
    Write-down of organization costs              17,431              --           --           --
    Loss on disposal of capital assets            20,136           1,888           --           --
    Shares issued for services rendered          300,000              --       60,000      240,000
    Compensatory benefit of employee
     stock options                             1,127,800         927,800      200,000           --
  Change in operating assets and liabilities:
    Accounts receivable                          (22,433)           (971)     (21,462)          --
    Prepaid expenses                             (12,344)        (10,636)      (1,708)          --
    Accounts payable and accrued liabilities      58,823          45,197      (36,942)    (177,718)
---------------------------------------------------------------------------------------------------
  Net cash used for operating activities      (4,036,404)     (1,119,543)    (719,867)    (851,263)
Cash flows from investing activites:
  Purchase of marketable securities             (100,000)             --           --           --
  Purchase of capital assets                    (131,769)        (87,988)     (23,559)          --
  Proceeds from notes receivable                (130,181)             --           --           --
  Proceeds from disposal of real estate          360,752              --           --           --
--------------------------------------------------------------------------------------------------
  Net cash provided by (used for)
    investing activites                          (55,198)        (87,988)     (23,559)          --
Cash flows from financing actvities:
  Notes receivable                                55,073              --           --       55,073
  Borrowings from directors and officers          (2,826)         18,304      (39,881)          --
  Due to (from) related companies                442,860         231,418      267,882      (58,144)
  Mortgages payable                             (207,739)             --           --           --
  Common shares issued for cash                3,582,610         837,600      548,270      953,790
--------------------------------------------------------------------------------------------------
  Net cash provided by financing activities    3,869,969       1,087,322      776,271      950,719
--------------------------------------------------------------------------------------------------
Increase (decrease) in cash and
  cash equivalents                              (221,633)       (120,209)      32,845       99,456
Cash and cash equivalents, beginning
  of period                                      244,112         142,688      109,843       10,387
--------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period      $   22,479     $    22,479    $ 142,688    $ 109,843
--------------------------------------------------------------------------------------------------
Supplemental information:
  Interest paid                               $    2,902     $     2,155    $     747    $      --
  Taxes paid                                  $       --     $        --    $      --    $      --
Non-cash financing activities:
  Shares issued for services rendered         $  300,000     $        --    $  60,000    $ 240,000
--------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)

Years ended December 31, 1998, 1997 and 1996

------------------------------------------------------
------------------------------------------------------

1.    ORGANIZATION:

      Braintech, Inc. (the "Company") was incorporated on March 4, 1987 under the laws of the State of Nevada as Tome Capital, Inc. The Company sold 1,500,000 shares to the public on May 11, 1987, pursuant to Rule 504 of the Security Act of 1933, as amended. The Company initially was in the business of real estate development. On January 3, 1994 the Company changed its name to Braintech Inc. and began operations as a high tech development company, developing advanced video recognition software. All sales of its product and services are made in this industry segment.

2.    FUTURE OPERATIONS:

      During the year ended December 31, 1998, the Company incurred a loss of $2,110,556 and used cash for operating activities of $1,119,543. From inception of the business on January 3, 1994, the Company has incurred cumulative losses of $5,755,569 and used cash for operating activities of $4,036,404.

      These consolidated financial statements have been prepared on the going concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business. Operations to date have been primarily financed by equity transactions. The Company's future operations are dependent upon continued support by shareholders, the achievement of profitable operations and the successful completion of management's plan to obtain additional equity financing, although there can be no assurances that the Company will be successful. As described in note 12, subsequent to December 31, 1998 the Company issued common shares for net proceeds of $1,083,750. The consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

3.    SIGNIFICANT ACCOUNTING POLICIES:

      (a)   Basis of presentation:

            These consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States and present the financial position, results of operations and cash flows of the Company and its wholly owned subsidiary Brainware Systems Inc., incorporated under the Company Act of British Columbia on March 30, 1994. All material intercompany balances and transactions have been eliminated.

BRAINTECH, INC.

Notes to Consolidated Financial Statements, page 2
(Expressed in U.S. Dollars)

Years ended December 31, 1998, 1997 and 1996

------------------------------------------------------
------------------------------------------------------

3.    SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

      (a)   Basis of presentation (continued):

            Through December 31, 1997, the consolidated financial statements of the Company issued to shareholders were presented in accordance with generally accepted accounting principles in Canada. The application of United States accounting principles to these consolidated financial statements has been made on a retroactive basis. In addition, to December 31, 1998, for United States accounting and reporting purposes the Company was considered to be in development stage as it was devoting substantial efforts to developing its business operations.

      (b)   Cash and cash equivalents:

            Cash and cash equivalents include highly liquid investments, such as term deposits, having original maturities of three months or less at the date of acquisition, that are readily convertible to contracted amounts of cash.

      (c)   Research and development costs:

            Research and development costs are expensed as incurred.

      (d)   Revenue recognition:

            The Company recognizes revenue when title has passed to the customer, the collectibility of the consideration is reasonably assured and the Company has no significant remaining performance obligations. An allowance for estimated future returns is recorded at the time revenue is recognized.

      (e)   Marketable securities:

            Marketable securities are comprised of equity securities available for sale and are stated at market value. Decreases in market value that are considered to be other than temporary are charged to operations.

      (f)   Capital assets:

            Capital assets are carried at cost less accumulated amortization. Amortization is calculated annually as follows:

            ------------------------------------------------------------------
            ------------------------------------------------------------------
            Asset                                       Basis             Rate
            ------------------------------------------------------------------
            Furniture and fixtures          declining-balance              20%
            Computer equipment              declining-balance              30%
            Trade show assets               declining-balance              20%
            Computer software                   straight-line              50%
            Leasehold improvements              straight-line       Lease term
            ------------------------------------------------------------------
            ------------------------------------------------------------------

BRAINTECH, INC.

Notes to Consolidated Financial Statements, page 3
(Expressed in U.S. Dollars)

Years ended December 31, 1998, 1997 and 1996

-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

3.    SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

      (g)   Use of estimates:

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts may differ from these estimates.

      (h)   Foreign currency:

            Transactions denominated in foreign currencies are translated in U.S. dollars at the rate prevailing at the time of the transactions.

            At the balance sheet date, monetary assets and liabilities denominated in a foreign currency are translated at the current rate of exchange. Exchange gains and losses arising on translation or settlement of foreign currency denominated monetary items are included in the determination of net income for the current period.

      (i)   Stock-based compensation:

            The Company has elected to apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees"
            ("APB 25"), and related interpretations in accounting for its stock options. Under APB 25, compensation expense is only recorded to the extent that the exercise price is less than fair value on the date of grant. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards 123, "Accounting for Stock-Based Compensation"
            ("SFAS 123").

      (j)   Income taxes:

            The Company follows the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized based on the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      (k)   Concentration of credit risk:

            Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash equivalents.

            The Company maintains cash equivalents with various financial institutions located in Canada and the United States. The Company's policy is to limit the exposure at any one financial institution and to invest solely in highly liquid investments that are readily convertible to contracted amounts of cash.

BRAINTECH, INC.

Notes to Consolidated Financial Statements, page 4
(Expressed in U.S. Dollars)

Years ended December 31, 1998, 1997 and 1996

-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

3.    SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

      (l)   Loss per share:

            Loss per share is calculated based on the weighted average number of shares outstanding.

            Fully diluted loss per share has not been presented as outstanding options are anti-dilutive.

      (m)   Comprehensive income:

            Net income for the Company is the same as comprehensive income.

4.    MARKETABLE SECURITIES:

      ------------------------------------------------------------------------
      ------------------------------------------------------------------------
                                                       1998               1997
      ------------------------------------------------------------------------
      1,600 shares of Beverage Store Inc. of
           Trans Pacific Group Inc., at market        $  -              $3,600
      ------------------------------------------------------------------------
      ------------------------------------------------------------------------


      The Company has recorded losses in 1996, 1997 and 1998 of $46,400, $nil and $3,600 respectively, for permanent decreases in value.

5.    RELATED PARTY BALANCES AND TRANSACTIONS:

      (a)   Due from directors and officers:

            The amounts due from directors and officers represent cash advances provided to current directors and officers of the Company.

      (b)   Due to related companies:

            The amounts due to related companies under common control results from intercompany expense allocations and cash advances.

      (c)   Transactions with directors and officers:

            During the year, the Company was charged $129,538 (1997 - $nil; 1996 - $138,705) for management and consulting services provided by directors and officers.

BRAINTECH, INC.
Notes to Consolidated Financial Statements, page 5
(Expressed in U.S. Dollars)

Years ended December 31, 1998, 1997 and 1996

------------------------------------------------------------------------------
------------------------------------------------------------------------------

6.   CAPITAL ASSETS:


     -------------------------------------------------------------------------
     -------------------------------------------------------------------------
                                                                  December 31,
                                                                          1998
     -------------------------------------------------------------------------
                                                      Accumulated     Net book
                                              Cost   amortization        value
     -------------------------------------------------------------------------
     Furniture and fixtures               $ 16,419        $ 1,790      $14,629
     Computer equipment                     47,046          8,612       38,434
     Trade show assets                       8,446            845        7,601
     Computer software                      23,740         21,648        2,092
     Leasehold improvements                 14,008          1,527       12,481
     -------------------------------------------------------------------------
                                          $109,659        $34,422      $75,237
     -------------------------------------------------------------------------
     -------------------------------------------------------------------------

     -------------------------------------------------------------------------
     -------------------------------------------------------------------------
                                                                  December 31,
                                                                          1997
     -------------------------------------------------------------------------
                                                      Accumulated     Net book
                                              Cost   amortization        value
     -------------------------------------------------------------------------
     Computer equipment                   $  4,032        $ 1,961      $ 2,071
     Computer software                      19,527          8,326       11,201
     -------------------------------------------------------------------------
                                          $ 23,559        $10,287      $13,272
     -------------------------------------------------------------------------
     -------------------------------------------------------------------------

7.   COMMON STOCK:

     (a) Of the shares outstanding at December 31, 1998, 5,280,000 shares (1997 - 6,830,000) are subject to trading restrictions. These include the 1,500,000 shares retained by the Company, as described in note 7(b). The Company believes that any hold periods relating to the remaining 3,780,000 shares have expired but the shareholders have not applied to remove the restrictive designation.

     (b) 5,500,000 shares were issued for technology in 1993 and recorded at par value of $5,500. 1,500,000 shares have been retained by the Company because the development of the technology has not been completed.

     (c) Additional paid-in capital arises on the issuance of common shares at a price in excess of par value.

     (d)   Stock options:

           The Company has reserved 7,500,000 common shares pursuant to a stock option plan. Options to purchase common shares of the Company may be granted by the Board of Directors and vest immediately.

BRAINTECH, INC.
Notes to Consolidated Financial Statements, page 6
(Expressed in U.S. Dollars)

Years ended December 31, 1998, 1997 and 1996

------------------------------------------------------------------------------
------------------------------------------------------------------------------


7.   COMMON STOCK (CONTINUED):

     (d)   Stock options (continued):

           Stock option activity during the year ended December 31, 1998 is as follows:

           -----------------------------------------------------------------------------------------------------------------------
           -----------------------------------------------------------------------------------------------------------------------
                                 Weighted
                                  average     Weighted      Outstanding                                                Outstanding
           Expiry                exercise      average     December 31,                                 Forfeited     December 31,
           dates                    price   fair value             1997       Granted     Exercised      /expired             1998
           -----------------------------------------------------------------------------------------------------------------------
           November 28, 2002        $0.20        $0.19        5,000,000             -       803,000       100,000        4,097,000
           November 28, 2002        $0.20        $0.76                -     1,420,000       110,000       100,000        1,210,000
           November 28, 2002        $0.20        $0.77                -       100,000        25,000             -          125,000
           -----------------------------------------------------------------------------------------------------------------------

                                                              5,000,000     1,570,000       938,000       200,000        5,432,000
           -----------------------------------------------------------------------------------------------------------------------
           -----------------------------------------------------------------------------------------------------------------------

           The weighted average fair value of options was calculated using the Black-Scholes option pricing formula.

           The Company has adopted the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation" ("FAS 123") but has elected to continue measuring compensation costs using the intrinsic value based method of accounting. Under the intrinsic value based method, employee stock option compensation is the excess, if any, of the quoted market value of the stock at the date of grant over the amount on optionee must pay to acquire stock. Included in expenses for 1998 is $927,800 representing a compensatory benefit (1997 - $200,000; 1996 - $nil).

           Had compensation cost been determined based on fair value at the grant dates of the stock options and charged to earnings consistent with the measurement provision of FAS 123, the impact would be as follows:

           ----------------------------------------------------------------------------------------
           ----------------------------------------------------------------------------------------

                                                 Period from
                                                inception on
                                                  January 3,
                                                        1994            Years ended December 31
                                              to December 31,   ----------------------------------------
                                                         1998           1998           1997         1996
           ---------------------------------------------------------------------------------------------
           Loss for the year, as reported        $(5,755,569)   $(2,110,556)   $  (930,042)   $(959,945)
           Estimated fair value of option
            grants                                (2,185,223)    (1,201,483)      (983,740)           -
           Less compensatory benefit included
            in salaries and benefits               1,127,800        927,800        200,000            -
           ---------------------------------------------------------------------------------------------
           Pro forma loss                        $(6,812,992)   $(2,384,239)   $(1,713,782)   $(959,945)
           ---------------------------------------------------------------------------------------------
           ---------------------------------------------------------------------------------------------
           Loss per share                        $     (0.31)   $     (0.08)   $     (0.07)   $   (0.05)
           ---------------------------------------------------------------------------------------------
           ---------------------------------------------------------------------------------------------

           The fair value of option grants has been estimated using the Black-Scholes Option-Pricing model with the following assumptions: dividend yield - 0% (1997 - 0%), risk-free interest rate - 6.0% (1987 - 5.6%); expected option life - 5 years (1997 - 5 years); expected volatility - 156% (1997 - 108%).

BRAINTECH, INC.
Notes to Consolidated Financial Statements, page 7
(Expressed in U.S. Dollars)

Years ended December 31, 1998, 1997 and 1996

------------------------------------------------------------------------------
------------------------------------------------------------------------------

8.   INCOME TAXES:

     To December 31, 1996, the Company has incurred losses for income tax purposes in Canada and the United States of approximately $25,000, which are available to reduce income for tax purposes through the year 2000.

     The unrecorded benefit of these loss carry forwards is approximately $12,500. Under the provisions of the Statement 109, the effect of this benefit has been fully offset by a valuation allowance due to the uncertainty of the realization of the benefits.

9.   CONTINGENCIES:

     The Company is engaged in the following legal disputes:

     (a) On February 1, 1999 a former employee of the Company commenced legal proceedings against the Company claiming approximately $100,000 in damages for alleged breach of a stock option agreement and approximately $7,500 alleged to be owing pursuant to a consulting agreement. The Company has filed a defence and counterclaim alleging breach of fiduciary duty and negligence. While the ultimate outcome is uncertain, management of the Company believes it will be successful in defending this action and accordingly no amount has been provided in these financial statements.

     (b) On March 16, 1999 three corporations commenced legal proceeding against the Company and certain of its present and former directors are claiming damages in the amount of $606,000 for breach of contract and conversion of stock certificates. The plaintiffs have not sought recovery of any shares of the Company. The Company has filed a defence and counterclaim alleging that the plaintiffs and a former promoter of the Company caused share certificates of the defendant to be issued to the plaintiffs improperly, and caused funds of the Company to be used for unauthorized and improper purposes. The Company has recorded the full amount of the $606,000 contingent claim.

10.  COMMITMENTS:

     The Company has the following minimum lease payments under operating leases for its premises:

                 1999                                     $194,000
                 2000                                      198,000
                 2001                                      202,000
                 2002                                      206,000
                 2003                                      139,000
                 -------------------------------------------------

                                                          $939,000
                 -------------------------------------------------
                 -------------------------------------------------

     Fifty percent of these amounts are recoverable pursuant to an agreement with a company with certain common shareholders and directors of the Company.

BRAINTECH, INC.
Notes to Consolidated Financial Statements, page 8
(Expressed in U.S. Dollars)

Years ended December 31, 1998, 1997 and 1996

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11.  SALARIES AND BENEFITS:

     Salaries and benefits are comprised of the following:

     ----------------------------------------------------------------------------------------
     ----------------------------------------------------------------------------------------

                                           Period from
                                          inception on
                                            January 3,
                                                  1994            Years ended December 31
                                        to December 31,   ----------------------------------------
                                                   1998           1998           1997         1996
     ---------------------------------------------------------------------------------------------
     Payments and accrued liabilities        $  722,136     $  298,430       $215,014     $134,208
     Compensatory benefit of employee
      stock options                           1,127,800        927,800        200,000           -
     ---------------------------------------------------------------------------------------------
                                             $1,849,939     $1,226,230       $415,014     $134,208
     ---------------------------------------------------------------------------------------------
     ---------------------------------------------------------------------------------------------

12.  SUBSEQUENT EVENTS:

     On March 26, 1999, the Board of Directors resolved to sell 7,000,000 shares of common stock at $0.15 per share, for aggregate proceeds of $1,050,000 less estimated share issuance costs of $26,250 for net proceeds of $1,083,750. At June 30, 1999 all proceeds have been received.